UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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FIRST COMMONWEALTH FINANCIAL CORPORATION

601 Philadelphia Street

Indiana, Pennsylvania 15701

Notice of 2025 Annual Meeting

of Shareholders

To Our Shareholders:

The 2025 Annual Meeting of Shareholders of First Commonwealth Financial Corporation will be held on Tuesday, April 29, 2025, beginning at 1:00 p.m., Eastern Time.

The meeting will be held virtually via a live audio webcast. To attend the Annual Meeting, visit www.meetnow.global/MHRWZ65 and enter the control number found on the proxy card or Notice of Internet Availability of Proxy Materials you previously received. If you do not have your control number, you may attend as a guest, but you will not have the option to vote your shares or ask questions at the virtual meeting.

At the meeting, our shareholders will be asked to:

1.  Elect to our Board of Directors the twelve (12) nominees who are named in the enclosed proxy statement to serve until the next annual meeting and until their successors are elected and qualified;

2.  Ratify the Audit Committee’s selection of Ernst & Young LLP as our independent auditors for 2025;

3.  Approve a non-binding advisory vote on the compensation of our named executive officers; and

4.  Transact such other business as may properly come before the meeting.

The record date for the meeting was March 3, 2025. We sent shareholders of record as of the close of business on the record date a Notice of Internet Availability of Proxy Materials on or about March 20, 2025. Instructions on how to receive a printed copy of our proxy materials are included in the notice.

Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy card as promptly as possible so that your shares will be represented at the meeting.
By Order of the Board of Directors, Matthew C. Tomb Secretary March 20, 2025

FIRST Commonwealth ∎ 2025 Proxy Statement	i

Proxy Statement for the

First Commonwealth Financial Corporation

2025 Annual Meeting of Shareholders

We are sending this proxy statement and the accompanying proxy card to you as a shareholder of First Commonwealth Financial Corporation in connection with the solicitation of proxies for the Annual Meeting of Shareholders (the “Annual Meeting”).

First Commonwealth’s Board of Directors is soliciting proxies for use at the Annual Meeting or at any postponement or adjournment of the Annual Meeting. Only shareholders of record as of the close of business on March 3, 2025 will be entitled to vote at the Annual Meeting.

In this proxy statement, the “Company,” “First Commonwealth,” “we,” “our” or “us” all refer to First Commonwealth Financial Corporation and its subsidiaries. We also refer to the Board of Directors of First Commonwealth Financial Corporation as the “Board.”

Proxy Summary

Here we present an overview of information that you will find throughout this proxy statement. As this is only a summary, we encourage you to read the entire proxy statement for more information about these topics prior to voting.

Annual Meeting

Date and Time:	Format:	Record Date:

Tuesday, April 29, 2025 1:00 p.m., EST	Live Audio Webcast www.meetnow.global/MHRWZ65	Close of business on March 3, 2025

How to Vote: By Internet, Telephone or Mail. Refer to the Notice of Availability of Proxy Materials and the proxy card for instructions.

Shareholder Voting Matters

Proposal	Board’s Voting Recommendation	Page Reference

1. Election of Directors	FOR all Nominees	13 to 16

2. Ratification of Independent Auditors	FOR	17 to 19

3. Advisory Vote on Executive Compensation	FOR	20 to 50

FIRST Commonwealth ∎ 2025 Proxy Statement	1

Proxy Summary

Our Director Nominees

You are being asked to vote on the election of the twelve (12) director nominees listed below. Detailed information about each nominee’s background, skills and expertise can be found under “Proposal 1 – Election of Directors.”

Name Current Position	Age	Director Since	Independent	Audit	Governance	Compensation & Human Resources	Risk

Todd D. Brice Business Development Officer of The Reschini Group	62	N/A	YES

Julie A. Caponi Retired Assistant Treasurer of Arconic	63	2007	YES	Chair			•

Ray T. Charley Chief Executive Officer of Thomi Co.	73	1998	YES		•	•

Gary R. Claus Retired Tax Partner of PWC	72	2011	YES	•		•

Jon L. Gorney Retired Executive Vice President of National City Corporation	74	2013	YES				•

Jane Grebenc EVP and Chief Revenue Officer; President, First Commonwealth Bank	66	2020	NO				•

David W. Greenfield Retired General Counsel of Kennametal, Inc.	74	2010	YES		Chair	•

Bart E. Johnson Managing Member of Serenity Pools, LLC	59	2017	YES	•			•

Luke A. Latimer Chair, CEO & President of R&L Development, Inc.	48	2011	YES		•

Aradhna M. Oliphant Chief Operations and Strategy Officer, Wallis Annenberg Legacy Foundation	59	2019	YES		•	•

T. Michael Price President and CEO of First Commonwealth Financial Corporation	62	2012	NO

Stephen A. Wolfe President and CEO of Indiana Regional Medical Center	60	2017	YES			•

2	FIRST Commonwealth ∎ 2025 Proxy Statement

Corporate Governance Facts

Our governance policies and structures, summarized in the table below, are designed to promote thoughtful consideration of business actions and appropriate risk taking, with the goal of producing strong business results for our shareholders.

Board and Governance Information

Size of Board	12

Number of Independent Directors	10

Average Age of Directors	64

Number of Female Directors	3

Number of Racial / Ethnic Minority Directors	1

Board Meetings held in 2024	10

Annual Election of Directors	Yes

Mandatory Retirement Age	75

Majority Voting in Director Elections	Yes

Separate Chair and CEO	Yes

Independent Directors Meet Without Management Present	Yes

Annual Board and Committee Evaluations	Yes

Board Orientation and Continuing Education Program	Yes

Board Risk Committee	Yes

Codes of Conduct for Directors, Officers and Employees	Yes

Stock Ownership Guidelines for Directors and Executive Officers	Yes

Anti-Hedging and Pledging Policies	Yes

Recoupment (“Clawback”) Policy	Yes

FIRST Commonwealth ∎ 2025 Proxy Statement	3

Participating in the Annual Meeting

This year’s Annual Meeting will be held in a virtual format through a live webcast.

You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 3, 2025, the record date, or hold a valid proxy for the meeting. To be admitted to the Annual Meeting at www.meetnow.global/MHRWZ65 you must enter the 15-digit control number found next to the label “Control Number” on your Notice of Internet Availability or proxy card or in the email sending you the Proxy Statement. If you are a beneficial shareholder, you may contact the bank, broker or other institution where you hold your account if you have questions about obtaining your control number.

Whether or not you participate in the Annual Meeting, it is important that your shares be part of the voting process. You may log on to www.meetnow.global/MHRWZ65 and enter your Control Number.

We are committed to answering all relevant questions we receive during the meeting. Shareholders may submit questions during the meeting through the virtual meeting platform at www.meetnow.global/MHRWZ65.

We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately fifteen minutes before the meeting on April 29, 2025. If you have difficulty accessing the meeting, please call 1-888-724-2416 (toll free) or 1-781-575-2748 (international). Technicians will be available to assist you.

We will also make the Annual Meeting viewable to anyone interested in a webcast at www.meetnow.global/MHRWZ65 Interested persons who were not shareholders as of the close of business on March 3, 2025 may view, but will not be able to vote or ask questions.

4	FIRST Commonwealth ∎ 2025 Proxy Statement

Stock Ownership of Certain Beneficial Owners

The following table sets forth certain information concerning the persons known by us to be the beneficial owners of more than 5% of the outstanding shares of our common stock.

Name and Address	Number of Shares Beneficially Owned	Percentage of Class

BlackRock, Inc. 50 Hudson Yards New York, NY 10001	14,945,417(1)	14.6%

Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	6,569,502(2)	6.4%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	11,735,598(3)	11.5%

(1)

Based on the information provided pursuant to a statement on Schedule 13G filed with the SEC on January 23, 2024 by BlackRock, Inc. reporting the holdings of BlackRock, Inc. and its subsidiaries as of December 31, 2023. According to the Schedule 13G, BlackRock, Inc. or its subsidiaries held sole voting power with respect to 14,749,663 shares and sole dispositive power over all of the reported shares.

(2)

Based on information provided pursuant to a statement on Schedule 13G filed with the SEC on February 9, 2024, by Dimensional Fund Advisors LP reporting holdings, as of December 31, 2023, of certain funds to which Dimensional Fund Advisors LP furnishes investment advice. Dimensional Fund Advisors LP disclaims beneficial ownership of the reported shares. According to the Schedule 13G, Dimensional Fund Advisors LP held sole voting power over 6,458,412 shares and sole dispositive power over all of the reported shares.

(3)

Based on information provided pursuant to a statement on Schedule 13G filed with the SEC on February 13, 2024 by The Vanguard Group, Inc. reporting the holdings of The Vanguard Group, Inc. and its subsidiaries as of December 31, 2023. According to the Schedule 13G, The Vanguard Group, Inc. held sole voting power over 0 shares, shared voting power over 83,644 shares, sole dispositive power over 11,541,480 shares and shared dispositive power over 194,118 shares.

FIRST Commonwealth ∎ 2025 Proxy Statement	5

Stock Ownership of Directors and Management

The following table sets forth certain information as of the March 3, 2025 record date with respect to beneficial ownership of our common stock by: (i) each director and nominee; (ii) each Named Executive Officer (“NEO”) listed in the Summary Compensation Table under the section of this proxy statement entitled “Executive Compensation,” and (iii) all directors and executive officers as a group. As of the record date, there were 101,815,963 shares of common stock outstanding. Unless otherwise indicated, all persons named as beneficial owners of the Company’s common stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned.

Name of Beneficial Owner	Shares Beneficially Owned		Percentage Owned

Todd D. Brice	3,500		*

Julie A. Caponi	48,933		*

Ray T. Charley	331,596	(1)	*

Gary R. Claus	50,446		*

David S. Dahlmann	54,862		*

Johnston A. Glass	78,373		*

Jon L. Gorney	43,449		*

Jane Grebenc	173,570		*

David W. Greenfield	54,787		*

Patricia A. Husic	141,701		*

Bart E. Johnson	79,789	(2)	*

Brian G. Karrip	60,521	(3)	*

Luke A. Latimer	145,918	(4)	*

Michael P. McCuen	60,643		*

Norman J. Montgomery	79,538		*

Aradhna M. Oliphant	17,706		*

T. Michael Price	370,010		*

James R. Reske	92,436		*

Robert J. Ventura	52,451		*

Stephen A. Wolfe	25,109		*

All directors and executive officers as a group (25 persons)	2,213,653		2.17%

*	Less than 1%

(1)

Includes 289,858 shares held by Charley Family Investments, LP, for which Mr. Charley has sole voting and investment power as manager of the general partner of the partnership, and 18,000 shares held by trusts for Mr. Charley’s children of which Mr. Charley has sole voting and investment power as trustee.

(2)	Includes 682 shares owned by Mr. Johnson’s children and 541 shares held by the Sheryl M. Johnson Trust.

(3)	Mr. Karrip retired from his employment with First Commonwealth in August 2024. The amount shown is from the last beneficial ownership report filed by Mr. Karrip.

(4)	Includes 5,623 shares owned by Mr. Latimer’s children.

6	FIRST Commonwealth ∎ 2025 Proxy Statement

Corporate Governance

The Board of Directors is responsible for overseeing the management of the Company’s business and affairs. The Board measures the effectiveness of its oversight using a balanced scorecard which is comprised of three themes:

•	Leadership and Accountability – the Board’s responsibility for appointing and retaining strong and qualified leaders and holding those leaders accountable for corporate performance;

•	Strategic Direction and Execution – the Board’s responsibility to approve the Company’s strategy and oversee its execution by management; and

•	Risk Oversight – the Board’s responsibility to establish the Company’s risk appetite and ensure that the Company’s strategies and risk management practices are aligned with the risk appetite.

Sound corporate governance provides the foundation which enables the Board to effectively carry out these responsibilities. This section discusses First Commonwealth’s corporate governance policies and practices, as well as the composition of the Board and its standing committees.

Corporate Governance Policies

The Board of Directors has adopted Corporate Governance Guidelines which codify our corporate governance policies and reflect our commitment to following corporate governance best practices. Below is a summary of the significant guidelines that we follow.

Separation of Chair and CEO. We believe that the roles of Chair of the Board and Chief Executive Officer should be held by separate persons and that the Chair of the Board should be an independent director. This separation establishes an appropriate division of the Board’s oversight role from the management responsibilities of the officers and employees of the Company. Consistent with this principle, our current Chair, Jon L. Gorney, is a non-executive independent director.

Majority Voting in Director Elections. Under our Corporate Governance Guidelines, any director who does not receive a majority of votes cast “for” his or her election in an uncontested election must tender his or her resignation promptly following the failure to receive the required vote. Within 90 days of the certification of the shareholder vote, the Governance Committee would then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board would be required to decide whether to accept the resignation and to disclose its decision-making process.

Director Independence. Under our Corporate Governance Guidelines, at least two-thirds of our directors must be independent from management. All of our director nominees other than the Chief Executive Officer and the President of our subsidiary bank, currently satisfy the independence requirements of the New York Stock Exchange (“NYSE”), as described below under “Independence of Directors.”

Executive Sessions. Our Board and committees regularly meet in executive session without management present, and our non-management directors meet regularly without the Chief Executive Officer. This enables directors to provide candid feedback, raise concerns and discuss sensitive or confidential matters. Our Chair, Jon L. Gorney, presides at meetings of the non-management directors.

Stock Ownership. We believe that directors should hold a meaningful investment in the Company’s stock to ensure that their interests are aligned with our shareholders. Our guidelines require that all directors own shares having a value of at least $206,875 (five times the annual cash retainer) or 25,000 shares, whichever is less. This guideline must be met within five years of a director’s initial election to the Board. Directors receive 50% of their annual retainer in shares of Company stock; however, directors who own shares having a value of $400,000 or greater may elect to receive their full retainer in cash.

FIRST Commonwealth ∎ 2025 Proxy Statement	7

Corporate Governance

Director Orientation and Education. All new directors and committee members receive orientation to learn about the Company and its strategic plans, significant financial, regulatory, accounting and risk management matters and policies and compliance programs. Our current directors regularly participate in continuing education to maintain the skills necessary to perform their duties and responsibilities and to keep abreast of industry trends, legal and regulatory developments and corporate governance practices.

Performance Evaluations. Our Board and committees regularly evaluate and discuss their performance. In addition, our Board performs a peer evaluation from time to time to provide directors with a confidential forum to assess and provide candid feedback regarding their own performance and the performance of fellow directors. The Board and its committees use the results of these evaluations to identify opportunities to enhance performance and topics for director continuing education.

Retirement Age. We have established a mandatory retirement age of 75 for our directors. No candidate may be nominated for election as a director if he or she would be age 75 or older at the time of the election. Directors David S. Dahlmann, Johnston A. Glass and Robert J. Ventura have reached this retirement age and are not standing for reelection at the annual meeting.

Meeting Frequency and Attendance. Directors are expected to attend Board meetings and meetings of committees on which they serve and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Last year, our Board met ten (10) times. All of our directors attended at least 75% of the total number of meetings of the Board and all committees of which they were members.

Annual Meeting Attendance. All directors are expected to attend the annual meeting in the absence of an unavoidable conflict. Last year all of our directors attended the annual meeting.

Composition and Diversity of the Board

We believe that our Board should generally consist of between 10 and 15 directors. This range permits diversity of experience and sharing of Board and committee responsibilities without hindering effective governance. However, the Board may increase its membership beyond 15 to accommodate an exceptional candidate or operate with fewer than 10 directors if a vacancy arises. Our Board currently consists of 15 directors. Following the annual meeting, the size of our Board will be reduced to 12 directors.

We believe effective oversight requires that the Board possess a diversity of perspectives, backgrounds and skills and that our Board should reflect the diversity of First Commonwealth’s markets. In addition to gender and racial / ethnic diversity, the Board also recognizes the value of diversity in professional experience, education, expertise, viewpoints, background and other demographics. Three (3) of our 12 director nominees (Julie Caponi, Jane Grebenc and Aradhna Oliphant) are females and one (1) of our 12 director nominees (Aradhna Oliphant) is a member of an underrepresented community.

The Governance Committee is also guided by a set of criteria that has been approved by the Board of Directors. Under these criteria, a director candidate should:

•	possess a sustained record of high achievement in financial services, business, industry, government, academia, the professions, or civic, charitable or non-profit organizations;

•

have a reputation for integrity, honesty and adherence to high ethical standards and personal qualities that will help to sustain an atmosphere of mutual respect and collegiality among the members of the Board;

•

have the strength of character necessary to challenge management’s recommendations and actions when appropriate and to confirm the adequacy and completeness of management’s responses to such challenges to his or her satisfaction;

•	understand or demonstrate a commitment to understand First Commonwealth, including our strategic vision, our mix of businesses and our approach to regulatory relations and risk management;

8	FIRST Commonwealth ∎ 2025 Proxy Statement

Corporate Governance

•	have a commitment and sufficient time to devote to our affairs, including regularly attending and participating in meetings of the Board and at least one standing committee; and

•	not have, nor appear to have, a conflict of interest that would impair his or her ability to represent the interests of our shareholders and to fulfill the responsibilities of a director.

When assessing each current director for possible nomination and re-election, the Governance Committee considers all of the criteria listed above, as well as the needs of the Board, the independence of the director, the director’s meeting attendance and participation, and the value of the director’s contributions to the effectiveness of our Board and its committees.

Independence of Directors

The rules of the NYSE require that at least a majority of our Board of Directors be comprised of independent directors. Our Corporate Governance Guidelines require that at least two-thirds of our directors must meet the independence standards established by the NYSE.

The Board reviews all relationships between the Company and its directors at least once per year and assesses each director’s independence annually using the NYSE independence standards. The Board has determined that a director may be independent even if he or she has business relationships with First Commonwealth or one of its affiliates, as long as, in the Board’s business judgment:

•

any transaction involving the director is entered into in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with other persons;

•	the relationship complies with all applicable laws and regulations; and

•	the relationship would not interfere with the director’s exercise of judgment independent from management of First Commonwealth.

Based upon these criteria, the Board has determined that directors Caponi, Charley, Claus, Gorney, Greenfield, Johnson, Latimer, Oliphant, and Wolfe and director nominee Brice are independent.

When evaluating the independence of Mr. Latimer, the Board considered the lease transaction between First Commonwealth Bank and SML Limited Partnership described below under the heading “Related Party Transactions,” and concluded that the transaction did not impact the independence of Mr. Latimer because the amount paid to SML Limited Partnership during 2024 fell below the quantitative limits established by the NYSE independence rules and was not otherwise material to Mr. Latimer or First Commonwealth.

Oversight of Risk

The Board of Directors actively oversees the risk management practices employed by First Commonwealth and its management team. The Board receives regular reports from our Chief Risk Officer regarding material risk exposures and the actions taken to monitor and mitigate those risks. In addition, senior management updates the Board at its regular meetings regarding trends and developments for credit, market, liquidity, compliance, reputation, operational, cybersecurity and strategic risk. Our Risk Committee provides risk oversight for the Board as a dedicated forum to review and discuss risks and risk management policies and practices.

Audit Committee

The Audit Committee is comprised of Julie A. Caponi (Chair), Gary R. Claus, Patricia A. Husic, Bart E. Johnson, and Robert J. Ventura, each of whom is an independent director under our Guidelines and the NYSE and Securities and Exchange Commission (“SEC”) standards. The primary responsibilities of the Audit Committee are to monitor the integrity of our financial statements, select and oversee our

FIRST Commonwealth ∎ 2025 Proxy Statement	9

Corporate Governance

independent auditors, oversee our internal audit process, monitor our compliance with legal and regulatory requirements, including the receipt and resolution of complaints concerning accounting, internal controls and auditing matters, and review and discuss major financial risk exposures with management and steps taken to monitor and control those exposures, including risk assessments and risk management policies. Each member of the Audit Committee is financially literate, and our Board has determined that Directors Caponi, Claus and Husic qualify as “audit committee financial experts” as defined by the rules of the SEC. The Audit Committee met eight (8) times in 2024. A report of the Audit Committee follows on page 18.

Compensation and Human Resources Committee

The Compensation and Human Resources Committee is comprised of Robert J. Ventura (Chair), Ray T. Charley, Gary R. Claus, David W. Greenfield, Aradhna M. Oliphant and Stephen A. Wolfe. The primary responsibilities of the Compensation and Human Resources Committee are to review and determine the compensation of the CEO and other executive officers, lead the annual review of the performance of the CEO, develop and approve the CEO succession plan and oversee succession and development planning for the other executive officers, establish and oversee executive compensation and employee benefit programs, oversee the Company’s diversity and inclusion initiatives and review and approve the terms of any employment, severance, change of control or similar agreement for our CEO and other executive officers. The Compensation and Human Resources Committee met nine (9) times during 2024. Each member of the Compensation and Human Resources Committee is an independent director under our Guidelines and applicable NYSE standards. A report of the Compensation and Human Resources Committee follows on page 36.

Governance Committee

The Governance Committee is comprised of David W. Greenfield (Chair), Ray T. Charley, Luke A. Latimer, and Aradhna M. Oliphant. The primary responsibilities of the Governance Committee are to identify and recommend director nominees to the Board of Directors, recommend directors to serve as members and as chair for each committee of the Board, determine director compensation, lead the annual review of the performance of the Board and its committees, recommend and approve corporate governance policies and practices for the Board, and review and approve related party transactions and monitor compliance with our Code of Conduct and Ethics, insider trading and related policies. Each member of the Governance Committee is an independent director under our Guidelines and applicable NYSE standards. The Governance Committee met five (5) times during 2024.

Risk Committee

The Risk Committee is a joint committee of the Boards of Directors of First Commonwealth Financial Corporation and First Commonwealth Bank and is comprised of David S. Dahlmann (Chair), Julie A. Caponi, Johnston A. Glass, Jon L. Gorney, Jane Grebenc, Patricia A. Husic and Bart E. Johnson. The primary responsibilities of the Risk Committee are to oversee and review information regarding our enterprise risk management framework, review and approve our significant risk management policies, assess the risks associated with our compensation practices, review and discuss with management the level and trend of risk exposures, including credit, market, liquidity, operational, cybersecurity, compliance and legal, reputation and strategic risk, and assess risks associated with strategic and operating plans and strategic initiatives. The Risk Committee met eight (8) times during 2024.

Code of Conduct and Ethics

The Code of Conduct and Ethics governs the actions and working relationships of First Commonwealth employees, officers and directors. This Code addresses, among other items, conflicts of interest, confidentiality, fair dealing, protection and proper use of corporate assets and compliance with laws, rules and regulations. The Code of Conduct and Ethics encourages and provides a process for the reporting of any illegal or unethical behavior. First Commonwealth has established an ethics hotline to allow employees, officers and directors to anonymously report any known or suspected violation of laws, rules or regulations or the Code of Conduct and Ethics.

10	FIRST Commonwealth ∎ 2025 Proxy Statement

Corporate Governance

Where to Find Governance Documents

You can find copies of the charters for our Audit Committee, Compensation and Human Resources Committee, Governance Committee and Risk Committee, as well as our Corporate Governance Guidelines, Code of Conduct and Ethics and other important information, by visiting our website at www.fcbanking.com and following the links to “Investor Relations” and “Corporate Governance.”

Communicating with Directors

You may communicate directly with any director or the full Board. To do so, please write to the person or persons desired and mail the communication to:

First Commonwealth Financial Corporation

Attn: Board Communications

P.O. Box 400

Indiana, PA 15701

Our employees will not open or otherwise screen any communications sent to this address. The communications will be delivered directly to the Board Chair, who will determine how to respond, including whether to present the communication to the full Board or to forward it to an individual director. If you send director-related communications to our offices, we will handle them in accordance with a collection and organization process approved by the Board. These communications are subject to a screening process that will determine which communications will be relayed to directors.

In addition, First Commonwealth has retained an independent service provider to receive calls from shareholders and other interested parties who wish to communicate with the non-management directors. The telephone number for this service is 1-866-825-5283. The independent service provider will forward all communications to the independent Board Chair who will take such action as he deems appropriate. A summary report of all communications received and actions taken by the Board Chair will be presented during the next executive session of the non-management directors and, if the non-management directors deem appropriate, to the full Board.

FIRST Commonwealth ∎ 2025 Proxy Statement	11

Compensation of Directors

Our Governance Committee annually reviews and recommends the type and amount of compensation paid to non-employee directors. Mr. Price and Ms. Grebenc receive no additional compensation for serving as a director. The primary objectives of the Committee’s annual review are to confirm continued alignment with business and shareholder interests, evaluate our director compensation program relative to our peers, and identify and respond to continued changes in director compensation in light of the competitive environment. The Governance Committee conducted its annual compensation review for 2024 in October 2023 and maintained the current level of director compensation.

Director Compensation Schedule

In 2024 our Non-Management directors were compensated according to the following schedule:

Board Member Retainer(1)	$82,750

Committee Member Retainer	$8,000

Committee Chair Premium(2)	$12,000

Audit Committee Chair Premium(2)	$14,500

(1)

Half of the annual retainer fee for service on the Board of Directors is paid in cash and half is paid in shares of common stock based on the closing price of the Company’s stock on the date of the annual meeting of Shareholders. Directors who own shares having a value of at least $400,000 may elect to receive their full retainer in cash.

(2)	The Chair of each Committee is paid a premium for the additional time and effort required to chair the committee. The premium is in addition to the Committee Member Retainer.

In addition to the fees described above, the non-executive Chair receives an annual retainer fee of $100,000.

Director Compensation in 2024

The following table shows the compensation paid to our non-employee directors during 2024:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)

Julie A. Caponi	113,250	0	0	113,250

Ray T. Charley	57,375	41,375	0	98,750

Gary R. Claus	98,750	0	0	98,750

David S. Dahlmann	102,750	0	0	102,750

Johnston A. Glass	90,750	0	0	90,750

Jon L. Gorney	149,375	41,375	0	190,750

David W. Greenfield	110,750	0	0	110,750

Patricia A. Husic	96,083	0	0	96,083

Bart E. Johnson	57,375	41,375	0	98,750

Luke A. Latimer	90,750	0	0	90,750

Aradhna M. Oliphant	57,375	41,375	0	98,750

Robert J. Ventura	110,750	0	0	110,750

Stephen A. Wolfe	49,375	41,375	0	90,750

(1)	“Fees Earned or Paid in Cash” consists of retainer fees for service on the Board of Directors and committees of First Commonwealth Financial Corporation.

(2)	“Stock Awards” consists of the portion of the annual retainer paid in shares of common stock based upon the grant date fair value of the shares.

12	FIRST Commonwealth ∎ 2025 Proxy Statement

Proposal 1 – Election of Directors

Upon the recommendation of our Governance Committee, the Board of Directors has nominated the twelve (12) persons named below for election at the 2025 Annual Meeting of Shareholders to serve until the next annual meeting and until his or her successor is elected and qualified. Relevant biographical information concerning each nominee, including the nominee’s business experience and qualifications, is set forth below. Four of our incumbent directors – David S. Dahlmann, Johnston A. Glass, Patricia A. Husic and Robert J. Ventura – are not standing for reelection at the annual meeting.

Todd D. Brice. Mr. Brice, age 62, is a Business Development Officer for The Reschini Group in Indiana, PA. He was formerly Chief Executive Officer of S&T Bancorp from 2019 to 2021 and President/Chief Executive Officer from 2008 to 2019. He became President of S&T Bancorp in 2004. Mr. Brice formerly served as a Board Director of the Federal Reserve Bank of Cleveland (Pittsburgh branch). His extensive community involvement includes board directorships for Seton Hill University and the Pennsylvania Mountain Care Network. He is the former Board Chair of the Indiana Regional Medical Center and former Board Director of the Indiana County YMCA. Mr. Brice graduated from Grove City College with a degree in Business Administration and earned a Business Certificate from the Graduate School of Banking at the University of Wisconsin, Madison. His 34 years of banking experience, including 18 years of executive management, inform his expertise in operations, commercial lending, and corporate strategy.

Julie A. Caponi. Ms. Caponi, age 63, was a Certified Public Accountant from 1986 until December 2023. In January 2018, she retired from her position as Assistant Treasurer of Arconic Inc. (formerly known as Alcoa Inc.), a manufacturer of engineered products from aluminum and other lightweight metals, having served in that capacity since May 2013. Ms. Caponi previously served as Vice President-Audit of Arconic from 2005 to 2013 and as Assistant Controller of Arconic from 2000 to 2005. Before joining Arconic, Ms. Caponi was an audit partner at Deloitte, principally serving clients in the financial services industry. Ms. Caponi joined our Board in 2007 and currently chairs our Audit Committee, serves as a member of our Risk Committee, and is a director of First Commonwealth Bank. Ms. Caponi has served as a Director of First Western Financial, Inc., a bank holding company in Denver, Colorado, since 2017 and is Chair of the audit and a member of the compensation committees of First Western Financial. Ms. Caponi earned a Bachelor of Science Degree in Accounting from the Indiana University of Pennsylvania. Ms. Caponi’s qualifications for service on our Board include her leadership experience and her expertise in financial accounting, auditing and internal controls.

Ray T. Charley. Mr. Charley, age 73, has served as the Chief Executive Officer of Thomi Co., an operator of retail grocery stores in Greensburg, Pennsylvania, since 1983. Mr. Charley served as a director of Southwest National Corporation from 1989 and joined our Board in 1998 upon the completion of our merger with Southwest National Corporation. Mr. Charley is a member of our Governance Committee and our Compensation and Human Resources Committee and is also a director of First Commonwealth Bank. He is the Chair of the Westmoreland Frick Hospital Foundation of Excela Health, an operator of hospitals and other health care facilities in Western Pennsylvania, and a former officer of Excela Health Holding Co. Mr. Charley also serves as a director and in leadership capacities for various charitable organizations. Mr. Charley earned a Bachelor’s degree from Duquesne University and a law degree from the Pennsylvania State University Dickinson School of Law. Mr. Charley’s qualifications for service on our Board include his business acumen and his commitment to sound governance and oversight as demonstrated by his extensive experience as a director in the financial services industry.

Gary R. Claus. Mr. Claus, age 72, is a Certified Public Accountant. Mr. Claus spent 35 years as a tax accountant at PriceWaterhouseCoopers, where he was admitted as a Partner in 1986 and served as the Pittsburgh Tax Site Leader from 1992 through 2004. He served as an executive search and talent consultant from 2008 until his retirement in October 2017. Mr. Claus joined our Board in April 2011, serves as a member of our Audit Committee and our Compensation and Human Resources Committee and is also a director of First Commonwealth Bank. Mr. Claus has a wide variety of experience advising clients ranging from large publicly held companies to small privately owned companies, including manufacturers, law firms and other service companies. He is also active in professional, community and church organizations,

FIRST Commonwealth ∎ 2025 Proxy Statement	13

Proposal 1 – Election of Directors

serving as Chairman of the Board of Goodwill of Southwestern Pennsylvania and Chairman of the Board of Trustees of Robert Morris University. Mr. Claus earned a Bachelor of Science degree in Accounting from Robert Morris University and completed the Advanced Human Resources Executive Program at the University of Michigan. Mr. Claus’s qualifications for Board service include his extensive professional experience in accounting, executive compensation and human resources.

Jon L. Gorney. Mr. Gorney, age 74, is a management consultant. He joined our Board in January 2013 and was elected as Chair of the Board of First Commonwealth Financial Corporation and First Commonwealth Bank in April 2021. Mr. Gorney serves as a member of our Risk Committee and is a director of First Commonwealth Bank. Mr. Gorney began his 37-year career in the financial services industry with National City Corporation. He served as Executive Vice President of National City Corporation from 1992 through 2008 and oversaw all technology and operations for National City. From 2004 through 2006, Mr. Gorney also served as Chairman and Chief Executive Officer of National Processing Company, a majority subsidiary of National City that was the second largest merchant card processor in the United States. Mr. Gorney joined PNC Financial Services Group through the acquisition of National City in December 2008 and served as an Executive Vice President until his retirement in June 2010. While at PNC, Mr. Gorney co-chaired the company-wide integration of PNC and National City and was responsible for the leadership and development of a single operating organization for PNC. Mr. Gorney earned a Bachelor of Science degree in Computer Science from the University of Dayton. His qualifications for Board service include his extensive experience as a financial services executive and his strong expertise in financial services information technology and operations.

Jane Grebenc. Ms. Grebenc, age 66, has served as Executive Vice President and Chief Revenue Officer of First Commonwealth Financial Corporation and President of First Commonwealth Bank since 2013. Ms. Grebenc is a member of our Risk Committee and director of First Commonwealth Bank. Ms. Grebenc’s financial services career includes executive leadership roles at a variety of institutions, including Park View Federal Savings Bank, Key Bank, and National City Bank. She was formerly the Executive Vice President in charge of the retail, marketing, IT and operations and the mortgage segments at Park View Federal Savings Bank from 2009 until 2012, the Executive Vice President in charge of the Wealth Segment at Key Bank from 2007 until 2009 and the Executive Vice President / Branch Network at National City Bank prior to 2007. Ms. Grebenc received her Bachelor of Science degree in Economics from John Carroll University, and she earned her MBA in Finance and Marketing from Case Western Reserve University. Her qualifications for service on our Board include her thorough understanding of the banking and financial services industry.

David W. Greenfield. Mr. Greenfield, age 74, is a retired attorney. He has served on our Board since April 2010 and is a member of our Compensation and Human Resources Committee and Chair of our Governance Committee. He is also a director of First Commonwealth Bank. Mr. Greenfield was formerly Vice President, Secretary and General Counsel of Kennametal, Inc., a global manufacturer of tooling, engineered components and advanced materials consumed in production processes from 2001 until his retirement in 2010. Prior to joining Kennametal in 2001, Mr. Greenfield was a shareholder of Buchanan Ingersoll & Rooney P.C., a Pittsburgh-based law firm, focusing on corporate, financial and transactional issues involving public and private companies. He also served as Senior Vice President, General Counsel and Secretary of Meritor Automotive, Inc. and Associate General Counsel of Rockwell International Corporation. He is also active in a number of charitable, educational and civic organizations and serves as a member of the College Board of Visitors of Wake Forest University. Mr. Greenfield earned a Bachelor of Arts degree from the University of Pittsburgh and a law degree from Wake Forest University School of Law. Having practiced law for over 35 years and served in executive capacities for three publicly traded companies, Mr. Greenfield has extensive experience in corporate governance, ethics and compliance matters and the execution of corporate strategy and is therefore qualified to serve as a director.

Bart E. Johnson. Mr. Johnson, age 59, is Managing Member of Serenity Pools, LLC, a pool construction company serving the greater Columbus Ohio region. He previously served as President and Chief Executive Officer of AgriCommunicators, Inc., a multi-channel communications firm specializing in the

14	FIRST Commonwealth ∎ 2025 Proxy Statement

Proposal 1 – Election of Directors

agricultural community. Mr. Johnson served as a director of DCB Financial Corp., the bank holding company for The Delaware County Bank and Trust Company, from 2010 until the merger of DCB Financial Corp with First Commonwealth. Mr. Johnson was appointed to our Board following the merger in April 2017. He is also a director of First Commonwealth Bank and serves as a member of our Audit Committee and Risk Committee. He earned a Bachelor’s degree in Agricultural Economics from The Ohio State University. Mr. Johnson has expertise in business, marketing and communications, and his background and association with Delaware County, Ohio and the regional community provides an important connection between First Commonwealth and its Central Ohio market.

Luke A. Latimer. Mr. Latimer, age 48, is Chairman, Chief Executive Officer and President of R&L Development, a heavy construction company in New Alexandria, Pennsylvania. He previously served as Executive Vice President and Treasurer of R&L Development from 1999 to October 2015. Mr. Latimer is a General Partner of SML Limited Partnership, a real estate holding and development partnership in New Alexandria, Pennsylvania. Mr. Latimer joined our Board in April 2011. He also serves as a director of First Commonwealth Bank and is a member of our Governance Committee. Mr. Latimer has served as a Director of First Western Financial, Inc., a bank holding company in Denver, Colorado, since July 2015, and serves on the Audit and Governance Committees of the First Western Financial Board. He previously served as Chairman of the Board of Directors of First National Bank of Santa Fe and a director of New Mexico Banquest Corporation, a bank and bank holding company in Santa Fe, New Mexico, until May 2013. Mr. Latimer earned a Bachelor of Science degree in Business Management from Saint Vincent College. His qualifications for service as a director include his extensive business experience and his years of service as a director in the financial services industry.

Aradhna M. Oliphant. Ms. Oliphant, age 59, serves as the Chief Operations and Strategy Officer of the Wallis Annenberg Legacy Foundation, a philanthropic foundation based in Los Angeles, California. She previously served as President and Chief Executive Officer of Leadership Pittsburgh, Inc., a leadership development and networking organization in Southwestern Pennsylvania, from 2005 until 2022. Ms. Oliphant has also held leadership positions at The Forbes Funds, an affiliate of the Pittsburgh Foundation, The Children’s Festival Chorus in Pittsburgh, and Princeton Pro Musica in New Jersey. She has also served as an Adjunct Professor of Business Management and Psychology at various universities in New Jersey including Rider University, College of New Jersey, and College of St. Elizabeth. Ms. Oliphant joined our Board in April 2019 and serves as a member of our Compensation and Human Resources Committee and Governance Committee. She is also a director of First Commonwealth Bank. Ms. Oliphant earned a Bachelor of Arts Degree in Humanities and a Master of Arts Degree in Psychology from University of Bhopal, India, and a Master of Business Administration from Rutgers University, New Jersey. She has received Honorary Doctorates from Waynesburg University and Robert Morris University, both in Pennsylvania. Ms. Oliphant’s qualifications for service on our Board include her extensive leadership, professional development and business experience, and strong network and reputation among leaders across the business, foundation, public and civic sectors.

T. Michael Price. Mr. Price, age 62, is the President and Chief Executive Officer of First Commonwealth Financial Corporation and Chief Executive Officer of First Commonwealth Bank. He has been a director of the Company since March 2012 and is also a director of First Commonwealth Bank. He served as Interim President and Chief Executive Officer of the Company from January 2012 until being appointed to serve in that capacity on a permanent basis in March 2012. Mr. Price served as President of First Commonwealth Bank from November 2007 until May 2013. Before joining First Commonwealth, Mr. Price served as Chief Executive Officer of the Cincinnati and Northern Kentucky Region of National City Bank from July 2004 to November 2007 and as Executive Vice President and Head of Small Business Banking of National City Bank prior to July 2004. He currently serves on the Board of Directors of Indiana Regional Medical Center and previously served as Chairman of the Pennsylvania Bankers Association Board of Directors. Mr. Price received his Bachelor of Science degree from the University of Utah, and he earned his MBA from Cleveland State University. Mr. Price’s qualifications for service on our Board include his thorough understanding of the banking and financial services industry, which he has attained through more than 25 years of executive leadership experience.

FIRST Commonwealth ∎ 2025 Proxy Statement	15

Proposal 1 – Election of Directors

Stephen A. Wolfe. Mr. Wolfe, age 60, has served as President and Chief Executive Officer of Indiana Regional Medical Center, an independent community hospital in Indiana, Pennsylvania, since 1999. Mr. Wolfe is the Founder, President and Chairman of the Pennsylvania Mountains Healthcare Alliance, a regional health information organization that facilitates the exchange of electronic health information among healthcare providers, and is the Chairman of the Pennsylvania Mountain Care Network, a collaborative network of three hospitals in Western Pennsylvania. Mr. Wolfe joined our Board in April 2017 and serves as a director of First Commonwealth Bank and as a member of our Compensation and Human Resources Committee. He is active in numerous civic and charitable organizations, having served as Chairman of the Indiana County Chamber of Commerce, a member of the Indiana County Development Corporation and Center for Economic Operations, the co-founder and Chairman of the Seeds of Faith Christian Academy and Campaign Chair for the United Way. Mr. Wolfe earned a Bachelor of Science degree in Pharmacy from Temple University and a Masters in Public Administration from Penn State University. Mr. Wolfe contributes extensive experience in business, strategic planning and execution and organizational development to our Board of Directors.

Each director elected this year will continue in office until a successor has been elected. Each nominee has indicated that he or she will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy will be voted for another person nominated by the Board. The Board may also choose to reduce the number of directors to be elected, as permitted by our By-laws.

The Board of Directors recommends that you vote “FOR” each of the nominees listed above.

16	FIRST Commonwealth ∎ 2025 Proxy Statement

Proposal 2 – Ratification of Independent Auditors

The Audit Committee of the Board has appointed Ernst & Young LLP as the independent auditors of First Commonwealth and our subsidiaries for the year ending December 31, 2025. Ernst & Young LLP has served as our independent auditors since 2019. In selecting Ernst & Young LLP, the Audit Committee considered a number of factors, including:

•	the professional qualifications of Ernst & Young LLP, the lead partner and other key engagement partners;

•	Ernst & Young LLP’s independence and its processes for maintaining independence;

•

Ernst & Young LLP’s depth of understanding of First Commonwealth’s business, accounting policies and practices and internal control over financial reporting, as well as the breadth and depth of Ernst & Young LLP’s understanding of the financial services industry;

•	the appropriateness of Ernst & Young LLP’s fees for audit and non-audit services;

•	the most recent Public Company Accounting Oversight Board (PCAOB) inspection report on Ernst & Young LLP and the results of “peer review” and self-review examinations;

•	the results of annual evaluations by management and the Audit Committee of the qualifications, performance and independence of Ernst & Young LLP; and

•	the potential impact of changing our independent auditor.

At the annual meeting, shareholders will be asked to ratify the appointment of Ernst & Young LLP as First Commonwealth’s independent auditors for the 2025 fiscal year. Although shareholder approval is not required, the Board desires to obtain shareholder ratification of this appointment. If the appointment is not ratified at the annual meeting, the Board will review its future selection of auditors. If the appointment is ratified, the Audit Committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of First Commonwealth and its shareholders. No formal statement by representatives of Ernst & Young LLP is anticipated at the Annual Meeting. However, representatives of Ernst & Young LLP are expected to attend the Annual Meeting to respond to appropriate questions.

The affirmative vote of the holders of a majority of First Commonwealth’s common stock present in person or represented by proxy at the annual meeting is necessary for ratification of the appointment of Ernst & Young LLP as our independent auditors.

The Board of Directors recommends that you vote “FOR” the ratification of the selection of Ernst & Young LLP as our independent auditors.

FIRST Commonwealth ∎ 2025 Proxy Statement	17

Audit Information

Report of the Audit Committee

The Audit Committee of First Commonwealth’s Board of Directors operates under a written charter that specifies the Audit Committee’s duties and responsibilities. This charter is available on First Commonwealth’s website at www.fcbanking.com by following the links to “Investor Relations” and “Corporate Governance.”

Management is responsible for the financial reporting process, the system of internal controls, including internal control over financial reporting, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. First Commonwealth’s independent auditors are responsible for the integrated audit of the consolidated financial statements and internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes and procedures. The Audit Committee relies, without independent verification, on the information provided to the Audit Committee and on the representations made by management regarding the effectiveness of internal control over financial reporting, that the consolidated financial statements have been prepared with integrity and objectivity and that such consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Audit Committee also relies on the opinions of the independent auditors on the consolidated financial statements and the effectiveness of internal control over financial reporting.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements of First Commonwealth as of and for the year ended December 31, 2024 with First Commonwealth’s management and Ernst & Young LLP. The Audit Committee has also discussed with Ernst & Young LLP the firm’s independence from the Company and management, and has received the written disclosures and the communication from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) regarding the independent auditor’s communications with the Audit Committee concerning independence. In addition, the Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed under PCAOB Auditing Standard No. 1301, Communications with Audit Committees.

Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in First Commonwealth’s annual report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee,

Julie A. Caponi, Chair

Gary R. Claus

Patricia A. Husic

Bart E. Johnson

Robert J. Ventura

18	FIRST Commonwealth ∎ 2025 Proxy Statement

Audit Information

Fees Billed by Independent Auditors

The aggregate fees billed by Ernst & Young LLP for the fiscal years ended December 31, 2024 and 2023, were as follows:

	For the Fiscal Year Ended December 31, 2024 ($)	For the Fiscal Year Ended December 31, 2023 ($)

Audit Fees(1)	$1,193,770	1,378,580

Audit Related Fees	0	0

Tax Fees	0	0

All Other Fees	0	0

(1)

The amount of “Audit Fees” for 2024 represents actual fees billed and does not include additional fees related to the integrated audit of First Commonwealth’s 2024 consolidated financial statements that may be billed after the date of this proxy statement.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is required to pre-approve the audit and non-audit services performed by First Commonwealth’s independent auditors in order to assure that the provision of those services does not impair the auditors’ independence. Accordingly, the Audit Committee has adopted a policy for the pre-approval of audit and non-audit services by First Commonwealth’s independent auditors and requires that the independent auditor be engaged for non-audit services only when it is best suited for the job. This policy allows the Audit Committee to pre-approve services through general pre-approval or specific pre-approval.

Under general pre-approval, the Audit Committee approves in advance the payment of up to a specified amount of fees for the performance of specified types of audit, audit-related, tax and other services by the independent auditors. The term of general pre-approval is generally twelve (12) months from the date of pre-approval. Any services that are not subject to general pre-approval or fees in excess of pre-approved limits must be specifically pre-approved by the Audit Committee on a case-by-case basis. Pre-approved fee levels or budgeted amounts for all services to be provided by the independent auditors are established annually by the Audit Committee.

The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditors to management. However, the pre-approval policy allows the Audit Committee to delegate to one or more designated members of the Audit Committee the authority to grant required pre-approvals. The decision of any member to whom authority is delegated to pre-approve an activity is presented to the full Audit Committee at its next scheduled meeting.

FIRST Commonwealth ∎ 2025 Proxy Statement	19

Proposal 3 – Advisory Vote on Executive Compensation

First Commonwealth is providing shareholders with the opportunity at the 2025 Annual Meeting of Shareholders to vote on an advisory resolution, commonly known as “Say-on-Pay,” to approve the compensation of First Commonwealth’s named executive officers. Such compensation is described on pages 21 through 50 of this proxy statement. We currently conduct Say-on-Pay votes annually. The next Say-on-Pay vote is expected to occur in 2026.

The Compensation and Human Resources Committee, which is responsible for the compensation of our executive officers, has overseen the development of a compensation program designed to attract, retain and motivate executives who enable us to achieve our strategic and financial goals. The Compensation Discussion and Analysis section of this proxy statement and the tabular disclosures regarding named executive officer compensation, together with the accompanying narrative disclosure, allow shareholders to view the trends in compensation and application of our compensation philosophies and practices for the years presented.

Shareholders are being asked to vote on the following advisory resolution:

RESOLVED, that the shareholders approve the compensation of First Commonwealth Financial Corporation’s named executive officers as described in the Compensation Discussion and Analysis section and in the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation and Human Resources Committee and the Board will take the outcome of the vote into account when considering future executive compensation arrangements.

The Board of Directors recommends that you vote “FOR” the advisory resolution on executive compensation.

20	FIRST Commonwealth ∎ 2025 Proxy Statement

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) outlines our 2024 executive compensation philosophy and objectives, describes the elements of our executive compensation program, and explains how the Compensation & Human Resources Committee (Committee) of the Company’s Board of Directors arrived at its compensation decisions for our 2024 named executive officers (NEOs) listed below:

T. Michael Price

President and Chief Executive Officer

James R. Reske

Executive Vice President and Chief Financial Officer

Jane Grebenc

Executive Vice President and Chief Revenue Officer

Michael McCuen

Executive Vice President and Chief Lending Officer

Norman J. Montgomery

Executive Vice President, Business Integration Group Mgr

Brian G. Karrip

Retired Executive Vice President and Chief Credit Officer

Executive Summary

We seek to align the interests of our executives with the interests of our shareholders. We believe it is important to incent and reward executives for corporate and individual performance. We maintain a pay-for-performance compensation philosophy — our executive compensation program places a heavy emphasis on variable (at-risk) compensation through short- and long-term performance-based programs, which includes a significant equity component.

The Committee established short- and long-term performance goals during the first quarter of 2024.

•

The short-term incentive program rewards (1) core earnings per share (Core EPS) that met or exceeded the consensus estimate of analysts at the time when the goals were established, and (2) core pre-tax pre-provision return on average assets (PTPP ROA) and Core Efficiency Ratio that exceed peer performance.

•	Our long-term incentive program for the 2024-2026 performance cycle rewards our relative performance for (1) core return on tangible common equity (ROTCE) and (2) total shareholder return (TSR).

These performance goals are designed to drive our financial results, align with our business strategy and create long-term value for our shareholders. Our programs are reviewed to ensure the programs, metrics and goals do not encourage undue risk taking or imprudent actions by our executive officers.

2024 Financial and Strategic Accomplishments

•

We navigated a challenging operating environment for the banking industry in 2024, as rising deposit costs pressured the net interest margin (NIM), and elevated interest rates tempered loan demand and noninterest income from our gain-on-sale products. We also absorbed the impact of the “Durbin

FIRST Commonwealth ∎ 2025 Proxy Statement	21

Executive Compensation

Amendment” on card-related interchange fee income because, with the acquisition of Centric Financial Corporation in 2023, our total assets were above the $10 billion total asset threshold as of December 31, 2023, which resulted in a reduction in such income of approximately 50% in the second half of 2024. Despite these headwinds, First Commonwealth delivered strong financial results that outperformed peers, while continuing to invest strategically to drive future growth.

•

Core EPS of $1.40 declined 18% from $1.70 in 2023, while Core PTPP ROA of 1.78% fell from 2.00% in 2023. The decline in Core EPS was due primarily to a $25 million increase in provision for loan losses, which increased to a more normalized rate of $29.2 million in 2024 from $4.2 million in 2023. Provision expense for 2023 was lower than the bank’s historical provision expense due to reserves established in connection with the closing of the acquisition of Centric Financial Corp.

•

Average deposits grew by $451 million or 5% in a competitive market for deposits, while period-end loans grew $37 million or 0.4%, resulting in improved capital ratios and a stronger liquidity profile.

•

Nonperforming loans as a percentage of total loans increased to 0.68% as of December 31, 2024, from 0.44% at December 31, 2023, due primarily to the migration of loans acquired from Centric to non-accrual. The allowance for credit losses as a percentage of total loans increased slightly to 1.32% from 1.31% at December 31, 2023.

•

Net interest income decreased $6.8 million or 2%, while the NIM declined to 3.55% from 3.81% in 2023, both as a result of rising deposit costs. Noninterest income, excluding net gain (loss) on securities, increased $2.3 million or 2%, as a reduction of interchange fee income due to the effects of the Durbin Amendment was more than offset by stronger SBA, mortgage, bank-owned life insurance and wealth services income. Noninterest expense increased $9.5 million or 4%, consistent with prior years.

•

The Company’s strong capital position and stable earnings enabled the Company to increase its quarterly dividend by 4% to $0.13 per share and to repurchase 646,790 shares at an average price of $16.51 per share.

•

In December 2024, the Company announced the acquisition of CenterGroup Financial Inc. and its subsidiary bank CenterBank, with three full-service branch offices, loan offices and approximately $350 million in assets in the Cincinnati, Ohio market. This acquisition is expected to close during the second quarter of 2025.

Summary of Executive Compensation Actions

The following is a summary of compensation actions taken by the Company in 2024:

•

The Committee approved a 16.7% increase to the CEO’s base salary to bring his base salary and total direct compensation closer to the median of the Company’s peer group. The Committee approved market-based merit increases for the other NEOs.

•

We adopted an Annual Incentive Plan (AIP) in 2024 and granted awards to our NEOs under the 2024 AIP. For the 2024 AIP, we retained Core EPS as a performance measure while transitioning Core PTPP ROA and Core Efficiency Ratio to relative performance measures. The Committee adopted relative performance measures for 2024 recognizing an elevated level of uncertainty regarding the outlook for interest rates and the impact of rising deposit costs on financial performance while maintaining alignment between pay and performance.

•

We granted awards to our NEOs under the 2024-2026 LTIP consisting of 50% time-vesting restricted stock units (RSUs) and 50% performance-vesting restricted stock units (PRSUs). Vesting of PRSUs continues to be contingent on relative performance of TSR and Core ROTCE relative to our performance peer group.

•

In 2025, we paid AIP awards to the NEOs based on 2024 performance. Core EPS fell between the Threshold and Target performance levels. Core PTPP ROA Relative to Peers fell just below the Superior performance level, and Core Efficiency Ratio Relative to Peers exceeded the Superior performance level.

22	FIRST Commonwealth ∎ 2025 Proxy Statement

Executive Compensation

As a result, the NEOs earned awards equal to 123.5% of the target award level. See “Executive Compensation Decisions in 2024 – Annual Incentive Plan” for a discussion of the factors considered by the Committee in determining the payout under the AIP.

•

In 2025, pursuant to our 2022-2024 LTIP we approved the award of common stock equal to 182% of the target award level for the PRSUs and the vesting of time-vesting RSUs, resulting in an overall award equal to 141% of the target award level. TRS fell at the 66th percentile of the peer group, exceeding the Target performance level, and Core ROTCE fell at the 85th percentile of the peer group, achieving the Superior performance level.

•

In July 2024, we promoted Michael P. McCuen to Chief Lending Officer with executive oversight of all commercial banking businesses. In connection with Mr. McCuen’s promotion, the Committee approved an Employment Agreement and the award of 45,000 shares of restricted stock, vesting in equal installments on each of the first three anniversaries of the grant date. See “Other Compensation Practices, Policies and Guidelines – Agreements with Executives” for additional details.

•

In August 2024, Chief Credit Officer Brian Karrip retired from the Company, and we appointed Brian Sohocki as Chief Credit Officer in accordance with our internal succession plan. In recognition of Mr. Karrip’s contributions, and to ensure a smooth transition of his responsibilities to Mr. Sohocki, the Committee approved the terms of a Separation Agreement which provided for base salary and healthcare continuation in accordance with Mr. Karrip’s Employment Agreement and payments in satisfaction of Mr. Karrip’s outstanding AIP and LTIP awards. See “Other Compensation Practices, Policies and Guidelines – Agreements with Executives” for additional details.

•	In December 2024, the Committee approved a discretionary contribution to the Non-Qualified Deferred Compensation Plan in the amount of $12,500 each for 17 participants in the Plan, including the NEOs.

FIRST Commonwealth ∎ 2025 Proxy Statement	23

Executive Compensation

CEO Pay At-A-Glance

The following graphs show the direct relationship between our financial performance and our CEO total compensation1 levels and our improving relative performance by comparing our Core ROA and Core ROATCE to the median of our performance peer group and the total annual compensation for Mr. Price for the past five years.

[1]	CEO compensation for 2020 includes one-fifth of the grant date fair value of 60,000 restricted stock units granted in December 2015 which vested on the fifth anniversary of the grant date.

24	FIRST Commonwealth ∎ 2025 Proxy Statement

Executive Compensation

Advisory Vote on Executive Compensation

Our shareholders approved the compensation of our NEOs in an advisory vote at our 2024 annual meeting of shareholders. The advisory vote received the support of 97% of the votes cast (excluding abstentions and broker non-votes). The Committee considered the results of this advisory vote to be overwhelmingly favorable.

Summary of Executive Compensation Practices

Align executive pay with performance and align executive interests with shareholders	✓	Assess performance with financial, strategic and total return measures
	✓	Consider competitive pay opportunity, as well as realized pay, in managing and aligning overall executive compensation arrangements and individual pay decisions
	✓	Limit the use of perquisites
	✓	Establish equity-based award levels that represent a substantial component of executives’ pay opportunities
	✓	Vest 50% of long-term incentive award based on relative performance of Core ROTCE and TSR, which are closely aligned with shareholders
	✓	Require directors and executives to maintain significant share ownership

Maintain effective governance of our programs	✓	Incentive compensation subject to a “claw back” policy in the event of an accounting restatement, as required by NYSE and SEC rules
	✓	Conduct executive sessions of the Compensation & Human Resources Committee without management present
	✓	Prohibit liberal share recycling within the equity plan
	✓	Prohibit re-pricing of equity awards
	✓	Prohibit hedging or pledging of company stock by directors or executive officers
	✓	Utilize an independent compensation consultant that serves only the Compensation and Governance Committees of the Board
	✓	Conduct risk assessment to ensure the compensation programs do not encourage inappropriate risk taking

Protect shareholders	✓	Offer agreements with double trigger change of control termination and do not offer excise tax gross-ups
	✓	Require executives to agree to reasonable protective covenants including confidentiality and non-solicitation provisions
	✓	Emphasize the role of total return relative to others in our industry

FIRST Commonwealth ∎ 2025 Proxy Statement	25

Executive Compensation

What Guides Our Program

Compensation Philosophy and Objectives

The Committee believes that the continued success of the Company in achieving its strategic objectives depends in large part on the talent and leadership of its executives and the alignment of those executives with the interests of our investors. Accordingly, the Committee’s philosophy toward executive compensation can be summarized as follows:

•

Competitive Compensation. We will provide compensation opportunities to executive officers that, in the aggregate, reflect the median practices of similarly-sized banks in Mid-Atlantic and selected Midwest and Southeast states, adjusted for individual variance in skill and contribution.

•

Pay-for-Performance. To earn competitive total pay levels, executive officers will be required to meet financial and operating objectives derived from our internal business plan and achieve long term performance that meets or exceeds the median of our performance peer group.

•

Link Compensation to Talent and Accountability. To attract, retain and develop superior talent, we assess the leadership skills and professional competence of executive officers as part of our overall assessment of individual performance. Executives are held accountable for providing leadership to the organization and achievement of individual internal financial and non-financial objectives, as well as identifying and developing successors. Results of this assessment serve as input to Committee deliberations over salary increases and incentive adjustments and as input to related management selection and employment discussions.

•

Promote Long-Term Share Ownership. We use share ownership to support risk management efforts, balancing demands for short-term results with long-term consequences. All long-term incentive awards are paid with shares of Company stock, and all executives are expected to maintain a significant investment in the Company in accordance with our share ownership guidelines.

•

Provide Reasonable Income Security. We provide change of control agreements to our executive officers consistent with industry standards and competitive requirements. These agreements are designed to foster stability and retain well-qualified executives by providing reasonable income protection upon termination of employment following a change of control. All agreements are “double trigger,” requiring both a change of control and the loss of employment, and no agreement provides for any gross-up of taxes.

Elements of Compensation

Total direct compensation for our NEOs consists of base salary, cash and equity-based incentive compensation. Each of these elements of compensation is described below.

Base Salary.

We provide base salaries to compensate our NEOs for services performed during the year. Base salaries further our objectives of attracting and retaining executive talent and providing competitive compensation.

Base salaries for executive officers are determined by:

•	Evaluating the responsibilities of the position held and the experience of the individual; and

•	Considering the competitive marketplace for executive talent, primarily through a comparison to base salaries for comparable positions with companies in our compensation peer group.

The Committee typically reviews and approves base salaries annually as part of the performance review process as well as upon promotion or other change in job responsibility. Adjustments to base salaries, within a range of competitive practices, are determined primarily by:

•	The performance of the executive’s business unit or area of responsibility, based upon measures contained in business unit scorecards and the success of business unit operating initiatives; and

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•

An evaluation of the executive’s personal development, which includes an assessment of their individual skills and attributes through a formal performance evaluation and progress on individual development objectives.

Incentive Compensation.

In order to align pay with corporate performance, the Committee seeks to appropriately balance fixed compensation with variable, or “at risk,” incentive compensation that is contingent on performance and the financial success of the organization.

For 2024, the NEOs and certain other key executives participated in two incentive compensation plans:

•

an annual incentive plan, or AIP, which provides for the payment of annual cash awards based on the attainment of annual corporate performance measures relative to targets and the Company’s performance peer group, and, in the case of risk management executives, individual performance measures, and

•

a long-term incentive compensation plan, or LTIP, which provides performance-based equity compensation determined by the attainment of corporate performance measures relative to the Company’s performance peer group over a rolling three-year period and time-vesting restricted stock units.

Each plan includes performance goals with “threshold,” “target” and “superior” performance levels. The threshold level represents the minimum acceptable level of performance to earn an award under the particular performance goal. The Committee considers our budget, peer performance, growth percentages and the consensus estimate of covering analysts when establishing the target level of performance under our AIP. The superior performance level generally reflects stretch targets for the corporate performance goals. For the LTIP, the Company’s performance must meet or exceed the median of the performance peer group to achieve the target level of performance, while the threshold performance level is set at the 25th percentile and the superior level requires performance within the top quartile of the performance peer group. The Committee has discretion to consider unusual factors and their resulting effect on our performance, such as merger and acquisition transactions, the impact of share repurchase activity on the achievement of performance goals, strategic decisions that have an adverse impact on near-term results such as conversion-related expenses, unusual investment gains or losses, corporate and balance sheet restructuring, significant asset sales, significant exogenous events, and other items it deems appropriate in determining the extent of which we achieve our performance goals.

Our incentive compensation plans are intended to align our executives’ financial interests with those of our investors. The combination of annual and long-term incentives is intended to balance our desire to achieve strong financial results over the short term with the need to employ prudent and sustainable growth strategies.

Compensation Positioning and Mix

First Commonwealth strives to maintain an executive compensation program (both individual components and in the aggregate) that is competitive with the market. While the targeted pay level is set to provide competitive pay for meeting expected performance, the actual pay level (by component and in the aggregate) varies based on performance relative to goals and industry performance over both short- and long-term timeframes. In the aggregate, the objective of First Commonwealth’s executive compensation program is to provide a balanced mix of fixed and variable (i.e., incentive / performance) and cash and equity compensation. The target mix of compensation will vary based on the executive’s role, and the actual mix will vary based on performance.

Our executive compensation program emphasizes variable (at-risk) pay that aligns compensation with performance and shareholder value. For the NEOs, the mix of compensation elements is weighted toward variable, performance-based compensation. The CEO’s compensation has a greater emphasis on variable compensation than that of the other NEOs because his actions have a greater influence on the performance of the Company as a whole.

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As shown below, the majority of CEO target compensation and a significant portion of other NEO target compensation was variable and subject to performance and/or vesting requirements (54% for the CEO and an average of 48% for our other active NEOs) for fiscal year 2024.

The Decision-Making Process

Role of the Compensation Committee

The Compensation and Human Resources Committee of the Board (“the Committee”) is comprised of six directors: Robert Ventura (Chairman), Ray Charley, Gary Claus, David Greenfield, Aradhna Oliphant and Stephen Wolfe. Each member of the Committee is an “independent director” for purposes of the NYSE listing standards for compensation committee members. The Committee operates under a written charter that is reviewed and approved annually by the Board. A copy of this charter is available under the “Investor Relations – Corporate Governance” section of our website, http://www.fcbanking.com.

The primary responsibilities of the Committee are to:

•	review and evaluate First Commonwealth’s general compensation philosophy and oversee the development and implementation of its compensation policies and programs;

•

determine the CEO’s salary, bonus and other incentive and equity compensation and review and approve the individual and corporate goals assigned to the CEO and evaluate the performance of the CEO in light of those goals;

•

approve the salary, bonus and other incentive and equity compensation of the other executive officers and review and approve the individual and corporate goals assigned to the executive officers and the CEO’s evaluation of the performance of the executive officers in light of those goals;

•

make recommendations to the Board with respect to incentive and equity-based compensation plans that are subject to Board approval, oversee the administration and carry out the Committee’s responsibilities under such plans, including the approval of awards of equity-based compensation;

•	oversee the performance of the Company’s initiatives related to diversity and inclusion;

•	review and approve this Compensation Discussion & Analysis; and

•	oversee First Commonwealth’s succession planning and talent management processes.

The Committee relies upon performance data, statistical information and other data regarding executive compensation programs and peer practices provided from time to time by First Commonwealth’s Human Resources department, officers and outside advisors. The Committee has access to individual members of

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management and employees and may invite them to attend any Committee meeting. The Committee has the power and discretion to retain, at First Commonwealth’s expense, independent counsel and other advisors and experts as it deems necessary or appropriate to carry out its duties.

Role of Executives in Establishing Compensation

The CEO provides strategic context and input to the Committee on incentive measures and pay decisions for executives other than himself. His role includes:

•	making recommendations on performance measures and goals for our incentive plans;

•	evaluating executive officer performance and overseeing succession and development planning for executive officers;

•	making recommendations regarding corporate titles, base salaries, annual and long-term incentive award opportunities, discretionary awards and other employment terms for executive officers;

•	providing background information for Committee meeting agenda items; and

•	providing pay recommendations for executives other than himself.

The CEO generally attends Committee meetings, but he is not present during executive sessions of the Committee at which his performance and compensation are discussed. Other members of management also attend meetings from time to time at the request of the Committee to provide reports and information on agenda topics.

Independent Compensation Consultant

The Committee engaged Meridian Compensation Partners LLC (Meridian) as its independent compensation consultant for 2024.

During 2024, Meridian provided the Committee with peer executive compensation data and advised the Committee regarding various matters brought before the Committee, including the Committee’s evaluation of the design of short- and long-term incentive programs, the Board’s evaluation of the CEO and the evaluation of our performance and compensation against the performance and compensation of our compensation peer group, which is described under “Peer Comparisons” and elsewhere in this CD&A.

The Committee has the sole authority to retain and terminate Meridian as its compensation consultant and approve fees and other engagement terms. The Committee has determined that Meridian is independent from management based upon the consideration of relevant factors, including:

•	that Meridian does not provide any services to the Company except advisory services to the Committee and the Governance Committee;

•	that the amount of fees received from the Company by Meridian is not material as a percentage of Meridian’s total revenue;

•	that Meridian has policies and procedures that are designed to prevent conflicts of interest;

•	that Meridian and its employees who provide services to the Committee do not have any business or personal relationship with any member of the Committee or any executive officer of the Company; and

•	that Meridian and its employees who provide services to the Committee do not own any stock of the Company.

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Peer Comparisons

The Committee reviews a peer compensation assessment annually as a market check for the Company’s executive pay and performance. During 2024, this assessment was performed using compensation data provided by Meridian from our compensation peer group, as described below, as well as certain other regional banks with assets between $5 and $30 billion. The compensation peer group is intended to:

•	serve as a point of reference for defining the range of competitive pay practices, including the range of target total pay opportunities appropriate for First Commonwealth executive officers;

•	serve as a point of reference in understanding the relative expense burden associated with First Commonwealth executive officer pay;

•	help the Committee to assess pay-related talent risk by providing transparent pay data from those companies most likely to attract First Commonwealth’s executive officers; and

•	help the Committee test the alignment of actual pay delivered relative to Company performance and calibrate future payouts.

The compensation peer group selected by the Committee is comprised of 19 publicly-traded commercial banks with headquarters in the Mid-Atlantic and Midwest. The Committee reviews the compensation peer group annually based on analysis and recommendations from Meridian and periodically adds or removes members from the compensation peer group based on changes in the size, business model and demographic profile of First Commonwealth and peer banks. The peer group companies utilized by the Committee to determine NEO compensation for 2024 are listed below.

∎  Community Bank System, Inc.

∎  First Busey Corporation

∎  First Financial Bancorp

∎  First Merchants Corp.

∎  Fulton Financial Corp.

∎  Horizon Bancorp

∎  Midland States Bancorp Inc.

∎  NBT Bancorp Inc.

∎  Northwest Bancshares Inc.

∎  Park National Corp.

∎  Peoples Bancorp Inc.

∎  Premier Financial Corp.

∎  S&T Bancorp

∎  Sandy Spring Bancorp, Inc.

∎  Tompkins Financial Corp.

∎  TowneBank

∎  Univest Financial Corporation

∎  WesBanco Inc.

∎  WSFS Financial Corporation

The Committee also references a national peer group, which we refer to as our performance peer group, comprised of all publicly traded United States banks and thrifts having total assets greater than or equal to 50% and less than or equal to 200% of the total assets of the Company, when measuring the Company’s performance in comparison to peers for incentive plans and other purposes.

During 2024, Meridian presented a market assessment of the Company’s executive compensation in comparison to the compensation peer group. The assessment noted that the CEO’s base salary is at 87% of the market median and target total direct compensation is at 81% of the market median. The base salary and target total direct compensation for other NEOs is generally within the competitive range of +/- 15% from the market median. Based on this assessment, Meridian concluded that the compensation of the NEOs is aligned with the Committee’s compensation philosophy.

In assessing the pay-for-performance relationship, the Committee considers the historic realized pay provided by the Company to its CEO and CFO in relation to the Company’s performance. Realized pay consists of actual base salary and annual cash incentives paid, the fair market value of restricted stock and

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restricted stock units vested during the measurement period and the value of long-term performance awards earned during the measurement period (based on actual performance). The Committee believes this is a more accurate reflection of the actual compensation delivered to the CEO and CFO than the amounts reported in the Summary Compensation Table, which include a mix of actual pay and unearned long-term pay opportunities.

The chart below shows the relative financial performance2 and CEO realized pay for the Company and similarly-sized institutions over the three-year period 2021 through 2023 (the most recent publicly-available compensation data as of the publication of this proxy statement).

3-Year Realized Pay-for-Performance
Low Performance / High Pay
High Performance / High Pay
FCF
Low Performance / Low Pay
High Performance / Low Pay

The shaded area reflects relative alignment of pay and performance. For the period presented, the Company’s CEO realized pay (22nd percentile) was significantly lower than the Company’s relative performance, which was the highest among peers. The Committee has approved increases in the CEO’s base salary which are expected to bring his realized pay closer to the median in future periods.

[2]

Financial performance for the Company and its peers is based on the average of the following performance metrics: Core EPS growth; Core ROAA; Efficiency Ratio; Core ROATCE; and Total Shareholder Return.

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Executive Compensation Decisions in 2024

Base Salary

During 2024, the Committee approved a 16.7% increase to the base salary of CEO Price based on his strong performance as CEO and the historical misalignment between the CEO’s below-market compensation and the Company’s above-average performance. The Committee also approved market-based merit increases for the other NEOs. The table below shows the change in base salary for each NEO from 2023 to 2024.

	12/31/2023 Base Salary	12/31/2024 Base Salary

T. Michael Price	600,000	700,000

James R. Reske	450,000	464,000

Jane Grebenc	493,000	508,000

Michael P. McCuen	425,000	439,875

Brian G. Karrip	412,000	424,000

Norman J. Montgomery	395,000	407,000

Annual Incentive Plan

The Committee approved AIP participation for the NEOs in March 2024. The 2024 AIP utilized corporate performance measures to maximize the alignment between executive incentive pay and corporate performance. The Committee retained Core EPS and transitioned Core PTPP ROA and Core Efficiency Ratio from absolute to relative performance measures. The Committee retained an individual performance component for those executive officers with risk management responsibilities (our Chief Credit Officer, Chief Risk Officer and Chief Audit Executive) with a weighting of 30%.

The table below lists the performance goals for the 2024 AIP and their respective weightings and threshold, target and superior performance levels, and results:

	Performance Range				Weighting

Performance Goal[3]	Threshold	Target	Superior	Core Results (Non-GAAP)	Risk Executives	All Other NEOs

Core EPS	$1.36	$1.44	$1.52	$1.40	40%	50%

Core PTPP ROA relative to peers	25th percentile	50th percentile	75th percentile	77rd percentile	15%	25%

Core Efficiency Ratio relative to peers	25th percentile	50th percentile	75th percentile	73rd percentile	15%	25%

Individual Performance	Varies by participant			See below	30%	0%

					100%	100%

Core EPS of $1.40 fell between the threshold and target performance levels. EPS was negatively affected by higher provision for loan losses, net interest margin pressure due to higher funding costs and the impact of the Durbin Amendment on interchange income. Core PTPP ROA and Core Efficiency Ratio outperformed peers despite these challenges.

[3]	Core financial results exclude one-time acquisition costs.

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The table below sets forth the amount earned by each NEO under the 2024 AIP.

Executive	Percent of Target	Amount

T. Michael Price	123.5%	$518,700

James R. Reske	123.5%	$286,520

Jane Grebenc	123.5%	$313,690

Michael McCuen	123.5%	$271,623

Norman J. Montgomery	123.5%	$201,058

In addition, we agreed to pay Mr. Karrip’s 2024 AIP award at the target level of $169,600 in connection with his Separation Agreement.

Long-Term Incentive Plans

2024-2026 LTIP

In January 2024, the Committee established a LTIP for the three-year performance cycle from 2024 through 2026. Awards under the 2024-2026 LTIP consist of

•	50% performance-vesting RSUs; and

•	50% time-vesting RSUs which vest in a single installment on the later of the third anniversary of the award or the certification of the performance-vesting RSUs.

The table below identifies the performance goals for the PRSUs awarded under the 2024-2026 LTIP.

		Performance Range

Performance Goal	Weighting	Threshold	Target	Superior

Core ROTCE Relative to Peers	50%	25th %ile	50th %ile	75th %ile

TSR Relative to Peers	50%	25th %ile	50th %ile	75th %ile

The performance peer group for the 2024-2026 LTIP is comprised of all publicly traded United States banks and thrifts having total assets greater than or equal to 50% and less than or equal to 200% of the total assets of the Company as of December 31, 2023. The number of shares that may be earned for the PRSUs ranges from 40% of the target award for threshold performance to 200% of the target award for superior performance.

2022-2024 LTIP

2024 represented the final year of the performance cycle for the PRSUs issued pursuant to the 2022-2024 LTIP. Vesting was based upon First Commonwealth’s achievement of the following performance goals: (1) core ROTCE in relation to the performance peer group; and (2) TSR in relation to the performance peer group.

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The table below lists the performance goals for the 2022-2024 LTIP and their respective weightings and threshold, target and superior performance levels, and results:

		Performance Range

Performance Goal	Weighting	Threshold	Target	Superior	Results	Payout

Core ROTCE Relative to Peers	50%	25th %ile	50th %ile	75th %ile	85th %ile	200%

TSR Relative to Peers	50%	25th %ile	50th %ile	75th %ile	66th %ile	164%

Award Level (% of target)		40%	100%	200%

Based upon these results, in January 2025 the Committee approved the vesting of the following PRSUs and time-vesting RSUs to the NEOs:

Executive	Performance- Vesting RSUs	Time- Vesting RSUs	Total Shares

T. Michael Price	16,016	8,800	24,816

James R. Reske	10,192	5,600	15,792

Jane Grebenc	11,466	6,300	17,766

Norman J. Montgomery	8,736	4,800	13,536

Mr. McCuen was not a participant in the 2022-2024 LTIP. In addition, pursuant to his Separation Agreement, we paid Mr. Karrip cash in settlement of his outstanding LTIP awards, including the 2022-2024 LTIP award, on a pro rata basis. See Agreements with Executives below.

Other Compensation Practices, Policies and Guidelines

Stock Ownership Guidelines

The Committee has established stock ownership guidelines to encourage Company share ownership by our executive officers (including the NEOs) through retention of shares granted under the Company’s incentive plans. The stock ownership guidelines are summarized in the table below.

Position	Stock Ownership Guideline as a Multiple of Salary

Chief Executive Officer	3X

Other Executive Officers	1X

Executives are not required to purchase shares to reach these ownership guidelines. However, executives are restricted from selling shares received as equity-based compensation (net of required withholding tax) until the guidelines are achieved. The Committee believes that these stock ownership guidelines, coupled with the use of equity-based compensation, will increase the level of executive stock ownership over time, which will further align the interests of our executives with shareholders.

As of the record date for the annual meeting, each of our executive officers (including the NEOs) owns shares having a value that exceeds their applicable stock ownership guideline.

Policy Regarding Derivatives, Short Sales and Hedging

First Commonwealth’s policy prohibits directors and officers (including the NEOs) from pledging shares on margin, trading in derivative securities of First Commonwealth’s common stock, engaging in short sales of First Commonwealth securities, or purchasing any other financial instruments that are designed to hedge or offset any decrease in the market value of First Commonwealth securities.

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Benefit Programs and Perquisites

The NEOs participate in employee benefit programs available to all other eligible employees of First Commonwealth, including our 401(k) plan, and group medical, life and disability insurance. In addition, First Commonwealth maintains a Nonqualified Deferred Compensation Plan that is designed to restore benefits that are not available to them under our 401(k) plan as highly compensated employees, according to rules of the IRS. Under the terms of this Plan, each participant may contribute up to 25% of his or her base salary and up to 100% of his or her annual incentive payment to the Plan. Beginning in 2020, the Company contributed the amount of matching contributions that each participant would have received under the 401(k) plan but for the limit on matching contributions under the 401(k) plan. The amount, if any, received by each NEO is included in the Other Compensation column of the Summary Compensation Table on page 37. In 2021, the Committee amended the Plan to allow employer discretionary contributions. In December 2024, the Committee approved discretionary contributions of $12,500 to 17 senior leaders, including the NEOs. These contributions were approved to supplement retirement savings and recognize strong individual and company performance in 2024.

The Company pays for certain members of senior management (including certain NEOs) to belong to one or more private clubs as a venue to entertain customers and to participate in various community functions. Expenses of a personal nature or related to a spouse or partner are not paid by the Company.

The Company offers our executive officers (including NEOs) the opportunity to receive financial planning and tax preparation services from a third-party to assist with their personal finances. Providing this service gives our executive officers a better understanding of their pay and benefits, allowing them to concentrate on the Company’s future success.

If the Company hires or initiates a transfer of an employee, including an NEO, and requires a relocation of more than 50 miles, the employee may be eligible for reimbursement of the costs of house hunting trips, closing on the sale of the old home and the purchase of the new home, temporary living quarters and moving household goods and furniture. In these circumstances the Company will also gross up taxable relocation reimbursements for applicable taxes.

The Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers (including the NEOs). The Committee believes the perquisites and other personal benefits provided by the Company are consistent with the Company’s philosophy of attracting and retaining superior executive talent.

Agreements with Executives

We provide employment and change of control agreements to certain executive officers (including the NEOs) to promote stability and continuity of executive officers and ensure their interests are aligned with shareholders. Terms of these agreements consider marketplace practices and First Commonwealth’s unique needs and are tailored to the individual executive with a focus on retention and recruitment. The change of control agreements contain a “double trigger,” providing benefits only upon an involuntary termination or constructive termination of the executive officer in connection with a change of control. The agreements do not provide for any tax gross-ups payments upon a change of control event. The Committee considers change of control agreements to be necessary in the current financial services industry legal, regulatory and economic environment. Details on employment agreements and change of control agreements are included under “Potential Payments Upon Termination or Change of Control” on page 47.

Employment and Restricted Stock Agreements with Mr. McCuen. In July 2024, we promoted Michael McCuen to the position of Chief Lending Officer with executive oversight over all commercial lending businesses. In connection with this promotion, we entered into an Employment Agreement with Mr. McCuen with terms substantially the same as those entered into with similarly-situated executives and awarded Mr. McCuen 45,000 shares of restricted stock, which will vest in three installments of 15,000

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shares on each of the first three anniversaries of the grant date. See Potential Payments Upon Termination of Employment or Change of Control for further information. The Committee determined that the terms of the Employment Agreement and restricted stock award were appropriate to recognize Mr. McCuen’s extensive executive experience and contributions to the Company.

Separation Agreement with Mr. Karrip. Mr. Karrip advised the Company of his intention to retire as Chief Credit Officer in August 2024. To recognize Mr. Karrip’s contributions as Chief Credit Officer and to ensure a smooth transition of his responsibilities, the Committee approved the terms of a Separation Agreement with Mr. Karrip. Under the terms of the Separation Agreement, Mr. Karrip received 12 months of base salary continuation (as provided in his Employment Agreement), and we agreed to pay his 2024 AIP award at the Target performance level and to pay cash in the amount of $317,667 representing the value of his outstanding LTIP awards prorated based upon the number of months completed within each award cycle. The Committee determined that the terms of this Agreement are reasonable and appropriate in consideration of Mr. Karrip’s contributions to the company.

Tax Treatment of Compensation

As part of its responsibilities, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, which generally disallows tax deductions for compensation of over $1 million to our covered executive officers.

The Committee continues to believe that shareholder interests are best served by not limiting its flexibility in establishing compensation programs, even if that may result in compensation expenses that are not deductible. Therefore, it is not anticipated that Section 162(m) will significantly impact the design of our compensation programs going forward.

Compensation Committee Report

The Compensation and Human Resources Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in the preceding pages of this proxy statement, and based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as filed with the Securities and Exchange Commission.

Respectfully submitted,

Robert J. Ventura, Chairman

Ray T. Charley

Gary R. Claus

David W. Greenfield

Aradhna M. Oliphant

Stephen A. Wolfe

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Summary Compensation Table

The table below shows compensation of our named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

T. Michael Price President and Chief Executive Officer	2024	683,333	12,500	419,727	518,700	27,080	1,661,340
	2023	586,000	56,857	402,615	315,643	26,040	1,387,155
	2022	511,333	12,500	305,712	496,650	24,475	1,350,670

James R. Reske Executive Vice President and Chief Financial Officer	2024	461,667	12,500	243,320	286,520	61,841	1,065,848
	2023	445,833	37,451	204,225	177,549	59,385	924,443
	2022	423,167	12,500	194,544	297,500	57,946	985,657

Jane Grebenc Executive Vice President and Chief Revenue Officer	2024	505,500	12,500	266,131	313,690	27,080	1,124,901
	2023	490,667	39,835	229,024	194,515	26,040	980,081
	2022	477,000	12,500	218,862	377,213	24,475	1,110,050

Michael P. McCuen(6) Executive Vice President and Chief Lending Officer	2024	437,396	33,333	827,372	271,623	19,755	1,589,479

Norman J. Montgomery	2024	405,000	12,500	191,615	201,058	13,800	823,973
Executive Vice President, Business Integration Group Manager	2023	392,000	31,968	180,885	138,532	13,400	756,785
	2022	373,333	12,500	166,752	263,900	12,200	828,685

Brian G. Karrip	2024	263,000	12,500	200,739	169,600	789,666	1,435,505
Former Executive Vice President & Chief Credit Officer	2023	410,000	17,621	191,096	159,679	24,295	802,691
	2022	398,333	12,500	184,122	280,000	22,190	897,145

(1)	Annual salary includes compensation deferred at the election of the named executive officer pursuant to First Commonwealth’s 401(k) plan and non-qualified deferred compensation plan.

(2)

Bonus for 2024 represents (1) in the case of Mr. McCuen one-half of a signing bonus in connection with Mr. McCuen’s employment with First Commonwealth and (2) in the case of other NEOs a discretionary contribution to each NEO’s non-qualified deferred compensation plan in the amount of $12,500.

(3)

Stock awards for 2024 consist of time-based and performance-based restricted stock unit awards (“RSUs”) granted under the Company’s 2024-2026 long-term incentive plan (“LTIP”). The performance-based RSUs vest only if the Company achieves certain performance goals. The vesting of time-based and performance based RSUs is further contingent upon the officer remaining employed with the Company until the end of the performance period (i.e., December 31, 2026).

All stock awards are reflected at their grant date fair value, as determined pursuant to Accounting Standards Codification Topic 718, Stock Compensation (“ASC 718”). Assumptions used in the calculation of this amount are included in Note 20 to the Company’s audited financial statements for the fiscal year ended December 31, 2024, included in the Company’s Annual Report on Form 10-K. The amounts reflected for performance-based RSUs assume that we will achieve the required performance goals at target levels and that the officer will continue to be employed by us through vesting.

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The following table provides the grant date fair value of performance-based RSUs granted during 2024 assuming target and superior performance:

Name	At Target ($)	At Superior ($)

T. Michael Price	212,037	424,074

James R. Reske	122,920	245,840

Jane Grebenc	134,444	268,888

Michael P. McCuen	104,482	208,964

Norman J. Montgomery	96,800	193,599

Brian G. Karrip	101,409	202,818

Stock awards for Mr. McCuen also includes $620,550, which represents the grant date fair value of 45,000 shares of restricted stock awarded to Mr. McCuen on July 1, 2024 in connection with his promotion to Chief Lending Officer.

(4)	Represents the calculated awards earned by the named executive officers based on the corporate and individual performance goals established under our 2024 Annual Incentive Plan.

(5)

The amounts shown under the heading “All Other Compensation” for 2024 include, with respect to each named executive officer, (i) matching contributions made by First Commonwealth under First Commonwealth’s 401(k) plan, (ii) professional advisory fees for financial planning and tax preparation services; and (iii) membership dues paid to country clubs:

Name	Matching 401(k) Contributions ($)	Professional Advisory Fees ($)	Country Club Dues ($)

T. Michael Price	13,800	13,280	0

James R. Reske	13,800	15,090	17,691

Jane Grebenc	13,800	13,280	0

Michael P. McCuen	4,399	0	15,356

Norman J. Montgomery	13,800	0	0

Brian G. Karrip	10,976	0	7,585

All Other Compensation for Mr. Reske also includes $15,260 for the reimbursement of living expenses.

All Other Compensation for Mr. Karrip also includes $771,105 in aggregate compensation pursuant to a Separation Agreement, consisting of salary and healthcare continuation and cash in settlement of Mr. Karrip’s unvested LTIP awards.

(6)	Mr. McCuen became an executive officer during 2024.

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Executive Compensation

Grants of Plan-Based Awards

The following table shows information on plan-based awards to the named executive officers during 2024:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

T. Michael Price	1/29/2024	—	—	—	5,520	13,800	27,600	13,800	419,727

	3/25/2024	210,000	420,000	735,000	—	—	—	—	—

James R. Reske	1/29/2024	—	—	—	3,200	8,000	16,000	8,000	243,320

	3/25/2024	116,000	232,000	406,000	—	—	—	—	—

Jane Grebenc	1/29/2024	—	—	—	3,500	8,750	17,500	8,750	266,131

	3/25/2024	127,000	254,000	444,500	—	—	—	—	—

Michael P. McCuen	1/29/2024	—	—	—	2,720	6,800	13,600	6,800	206,822

	3/25/2024	109,969	219,938	384,892	—	—	—	—	—

Norman J. Montgomery	1/29/2024	—	—	—	2,520	6,300	12,600	6,300	191,615

	3/25/2024	81,400	162,800	284,900	—	—	—	—	—

Brian G. Karrip	1/29/2024	—	—	—	2,640	6,600	13,200	6,600	200,739

	3/25/2024	84,800	169,600	296,800	—	—	—	—	—

(1)

Amounts reflected under the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of the table above represent the cash award opportunities for named executive officers under our 2024 AIP based upon the “threshold,” “target” and “maximum” (referred to as “superior” in the AIP) levels of performance for all relevant performance goals. The amount actually earned by each named executive officer under the 2024 AIP is included in the Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation.”

(2)

The amounts reflected under the “Estimated Future Payouts Under Equity Incentive Plan Awards” column of the table above represent the number of performance restricted stock units that may be issued to our named executive officers under the 2024-2026 LTIP based upon the “threshold,” “target” and “maximum” (referred to as “superior” in the LTIP) levels of performance for the relevant performance goals.

(3)

The amounts reflected in the “All Other Stock Awards” column of the table represent the number of time-vesting restricted stock units that were granted to each of our named executive officers under the 2024-2026 LTIP.

(4)

The amounts shown under “Grant Date Fair Value of Stock Awards” are calculated in accordance with ASC Topic 718 assuming, in the case of performance-based RSUs, that applicable performance goals are achieved at the target level.

FIRST Commonwealth ∎ 2025 Proxy Statement	39

Executive Compensation

Outstanding Equity Awards at Fiscal Year-End

The following table presents the number and market value of unvested stock awards held by the named executive officers as of December 31, 2024:

	Grant Date	Stock Awards
Name		Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

T. Michael Price	1/29/2024	13,800	233,496	13,800	233,496
	1/30/2023	13,800	233,496	13,800	233,496
	1/28/2022	8,800	148,896	8,800	148,896

James R. Reske	1/29/2024	8,000	135,360	8,000	135,360
	1/30/2023	7,000	118,440	7,000	118,440
	1/28/2022	5,600	94,752	5,600	94,752

Jane Grebenc	1/29/2024	8,750	148,050	8,750	148,050
	1/30/2023	7,850	132,822	7,850	132,822
	1/28/2022	6,300	106,596	6,300	106,596

Michael P. McCuen	9/11/2023	8,000	135,360
	1/29/2024	6,800	115,056	6,800	115,056
	7/1/2024	45,000	761,400

Norman J. Montgomery	1/29/2024	6,300	106,596	6,300	106,596
	1/30/2023	6,200	104,904	6,200	104,904
	1/28/2022	4,800	81,216	4,800	81,216

(1)

Shares reflected in this column include time-vesting RSUs granted to each named executive officer under our 2022-2024 LTIP, 2023-2025 LTIP, and 2024-2026 LTIP. With respect to Mr. McCuen, this column also includes 8,000 shares of time-vesting restricted stock vesting in a single installment on September 11, 2026 and 45,000 shares of time-vesting restricted stock vesting in three equal installments on July 1, 2025, 2026 and 2027.

(2)	Market values are calculated using the closing market price of First Commonwealth’s stock on the NYSE on the last trading day of 2024 ($16.92 per share).

(3)

Shares reflected in this column represent the number of shares that would be issued to each named executive officer under our 2022-2024 LTIP, 2023-2025 LTIP, and 2024-2026 LTIP, assuming that the target level of performance is achieved for each plan.

40	FIRST Commonwealth ∎ 2025 Proxy Statement

Executive Compensation

Option Exercises and Stock Vested

We had no outstanding stock options during 2024. The following table presents information concerning shares of restricted stock held by named executive officers that vested during 2024:

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

T. Michael Price(2)	36,450	475,673

James R. Reske(2)	20,100	262,305

Jane Grebenc(2)	25,350	330,818

Michael P. McCuen	—	—

Norman J. Montgomery(2)	17,250	225,113

Brian G. Karrip(2)	18,900	246,645

(1)

Calculated by multiplying the number of shares acquired on vesting by market value of the shares on the vesting date using the closing market price of First Commonwealth’s stock on the NYSE on the vesting date.

(2)	Consists of shares issued for RSUs awarded under the 2021-2023 LTIP which vested on February 27, 2024.

Nonqualified Deferred Compensation

We maintain a non-qualified deferred compensation plan in which each named executive officer may contribute up to 25% of his or her base salary and up to 100% of his or her annual incentive payment. Amounts held in the plan may be invested at the discretion of the executive in First Commonwealth stock and eligible mutual funds. Plan assets are distributed in a lump sum or annual installments following the later of the termination of the officer’s employment or the attainment of age 62. Amounts held in the plan are not subject to vesting or forfeiture. The following table presents executive and employer contributions, aggregate earnings, withdrawals and distributions and year-end balance for each of the named executive officers for 2024:

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

T. Michael Price	222,000	23,100	177,039	0	1,629,589

James R. Reske	0	17,100	71,937	0	650,806

Jane Grebenc	0	18,820	5,828	0	63,167

Michael P. McCuen	0	0	0	0	0

Norman J. Montgomery	0	14,900	86,340	0	705,580

Brian G. Karrip	0	15,580	21,687	0	215,422

(1)

Amounts contributed to the non-qualified deferred compensation plan are invested at the discretion of the participant in First Commonwealth stock and third-party investment vehicles, such as mutual funds and money-market accounts. These amounts are included in the Salary column of the Summary Compensation Table.

(2)

Earnings reflect the market return on plan investments and include interest, dividends, appreciation (or depreciation), and plan fees in the net asset value of investments held in each named executive officer’s Non-Qualified Deferred Compensation Plan account.

FIRST Commonwealth ∎ 2025 Proxy Statement	41

Executive Compensation

Pay Versus Performance
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and
Non-PEO
NEOs and Company performance for the fiscal years listed below.

Year	Summary Compensation Table Total for T. Michael Price 1 ($)	Compensation Actually Paid to T. Michael Price 1,2,3 ($)	Average Summary Compensation Table Total for Non-PEO NEOs 1 ($)	Average Compensation Actually Paid to Non-PEO NEOs 1,2,3 ($)	Value of Initial Fixed $100 Investment based on: 4		Net Income ($ Thousands)	Core ROTCE 5
					TSR ($)	Peer Group TSR ($)

2024	1,661,340	1,796,319	1,208,173	1,142,351	140.16	143.68	142,572	14.95%

2023	1,387,155	1,692,137	866,000	1,036,214	123.66	107.32	157,063	20.86%

2022	1,350,670	1,406,268	957,245	960,390	107.81	98.38	128,181	17.49%

2021	1,251,199	1,599,524	859,429	1,045,870	120.20	118.61	138,257	17.98%

2020	1,004,817	713,566	704,673	538,904	79.11	87.24	73,447	10.78%

1.	T. Michael Price was our PEO for the disclosed period. Individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021-2023	2024

James R. Reske	James R. Reske	James R. Reske

Jane Grebenc	Jane Grebenc	Jane Grebenc

Brian G. Karrip	Brian G. Karrip	Brian G. Karrip

Matthew C. Tomb	Norman J. Montgomery	Norman J. Montgomery

Michael P. McCuen

2.
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3.
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the
Non-PEO
NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for T. Michael Price ($)	Exclusion of Stock Awards and Option Awards for T. Michael Price ($)	Inclusion of Equity Values for T. Michael Price ($)	Compensation Actually Paid to T. Michael Price ($)

2024	1,661,340	(419,727)	554,706	1,796,319

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)

2024	1,208,173	(345,835)	280,013	1,142,351

42	F IRST Commonwealth ∎ 2025 Proxy Statement

Executive Compensation

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for T. Michael Price ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for T. Michael Price ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for T. Michael Price ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for T. Michael Price ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for T. Michael Price ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for T. Michael Price ($)	Total - Inclusion of Equity Values for T. Michael Price ($)

2024	466,177	239,454	0	(150,925)	0	—	554,706

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)

2024	356,205	80,353	0	(67,574)	(88,971)	0	280,013

4.
The Peer Group TSR set forth in this table utilizes the S&P U.S BMI. Banks Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Annual Report for the year ended December 31, 2024. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the S&P U.S BMI. Banks Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

5.	We determined Core ROTCE to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and Non-PEO NEOs in 2024.
Tabular List of Financial Performance Measures
First Commonwealth considers the following to be the most important financial performance measures it uses to link compensation actually paid to its NEOs, for 2024, to company performance.

•	Core ROTCE

•	Core EPS

•	Core Efficiency Ratio

•	Pre-Tax Pre-Provision Return on Average Assets

•	Total Shareholder Return
Relationship Between Pay and Performance
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and the Company’s cumulative TSR over the five most recently completed fiscal years.

F IRST Commonwealth ∎ 2025 Proxy Statement	43

Executive Compensation

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
Compensation Actually Paid ($ Millions)
3.0
2.5
2.0
1.5
1.0
0.5
0.0
Total Shareholder Return (12/31/2019 Indexed to $100)
$150
$125
$100
$75
$50
$25
$0
100.00
100.00
87.24
79.11
120.20
118.61
107.81
98.38
123.66
107.32
143.68
140.16
0.7
0.5
1.6
1.0
1.4
1.0
1.7
1.0
1.8
1.1
2019
2020
2021
2022
2023
2024
Fiscal Year
T. Michael Price Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
First Commonwealth Financial Corp TSR
S&P U.S. BMI Banks Index TSR

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and our Net Income during the five most recently completed fiscal years.

44	F IRST Commonwealth ∎ 2025 Proxy Statement

Executive Compensation

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and our Core ROTCE during the five most recently completed fiscal years.

F IRST Commonwealth ∎ 2025 Proxy Statement	45

Executive Compensation

Compensation Policies and Practices Relating to Risk Management

we are compensated appropriately for the risks that we take. Incentive plans play an important role in our success by providing specific rewards for achievement of goals, while balancing the risks we undertake with asset quality and safety and soundness considerations. We follow the following compensation policies and practices to ensure that we achieve this balance:

•	All of our incentive plans have explicit provisions that allow First Commonwealth to recover any amounts paid to an employee as a result of erroneous or intentionally misrepresented data.

•

Our corporate banking incentive plans provide the Company with the right to recover any payments made to an employee in respect of loans that are downgraded to non-accrual status or charged off within 24 months after origination.

•

Our corporate banking incentive plans have explicit credit quality disqualifiers, which can reduce or eliminate an incentive otherwise earned if the employee fails to follow established portfolio management requirements.

•

All sales and service incentives, including all incentives relating to the sale of loan and line-of-credit products, are capped at a performance level reflecting strong but achievable results, at total earnings levels that are within a range of competitive pay levels.

•	All sales and service incentive plans are reviewed annually and must be approved by a panel of executive officers.

•	All incentives are monitored by our Human Resources department for compliance with documentation, risk profile and credit quality requirements.

In addition, management performs an annual assessment of First Commonwealth’s incentive plans in order to determine the extent to which the incentives could potentially encourage excessive risk taking by our employees or otherwise expose the organization to risks that could destroy shareholder value or jeopardize the safety and soundness of First Commonwealth Bank. This assessment is reviewed by the Risk Committee and Compensation and Human Resources Committee of the Board of Directors. In 2024, the assessment was conducted by our Chief Risk Officer and our Compensation and Human Resources Data Analyst. These officers reviewed incentive designs, performance metrics, and resulting performance/payout relationships for positions where incentives for individual behavior could potentially create an incentive for excessive risk taking, as well as mitigating controls in the design and administration of incentive plans. The assessment concluded that our compensation policies do not encourage excessive and unnecessary risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company.

To mitigate excessive risk-taking, our incentive compensation plans, including our executive AIP and LTIP plans, include a “clawback” provision under which the company may require reimbursement or forfeiture of any award (including a time-vesting equity award) by a participant if the company determines that the award was earned in whole or in part as a result of the participant’s unethical or dishonest conduct or a material violation of a company policy.

46	FIRST Commonwealth ∎ 2025 Proxy Statement

Executive Compensation

Potential Payments Upon Termination or Change of Control

First Commonwealth has entered into agreements with certain executive officers and key employees, including each named executive officer, which provide for the payment of severance and benefits in the event of a qualifying termination of employment following a change of control. In addition, Mr. Price, Mr. Reske, Ms. Grebenc and Mr. McCuen are parties to employment agreements that entitle these officers to receive severance payments and benefits if their employment is terminated under certain circumstances. These agreements are summarized below. Except as provided in these agreements, First Commonwealth has not agreed to pay severance or provide benefits to any of the named executive officers following the termination of his or her employment.

Change of Control Agreements

We have entered into a Change of Control Agreement with each of the Named Executive Officers which entitles the executive to receive severance payments in equal monthly installments over a specified period following the termination of his or her employment if the executive is terminated without “cause” (as defined below) or terminates his or her employment for “good reason” (as defined below) within a specified period following the occurrence of a “change of control” (as defined below) of First Commonwealth, each of which is referred to in the Change of Control Agreements as a “qualifying termination.”

As used in the Change of Control Agreements: (A) “cause” includes (i) the conviction of a felony which results or is intended to result in a loss to the Company or its clients, employees, directors or officers; (ii) the failure to perform the executive’s duties with the degree of skill and care reasonably expected of a professional of his or her experience and stature after notice and an opportunity to cure; (iii) acts of dishonesty which result in material damage to the business or reputation of the Company; or (iv) a violation of the terms of the Change of Control Agreement or any Company policy or procedure which is deliberate and results or is intended to result in material damage to the business or reputation of the Company; (B) “good reason” includes (i) the diminution of or assignment of duties which are inconsistent with the position, authority, duties or responsibilities of the executive prior to the change of control; (ii) changing the location of the executive’s employment by more than fifty miles or substantially increasing the executive’s travel obligations; or (iii) reduction of the executive’s base salary or discontinuance of any benefit, welfare or compensation plan or material fringe benefit for the executive; and (C) “change of control” means (i) the acquisition by any person of beneficial ownership of 50% or more of the outstanding shares of our stock; (ii) a change in the composition of the majority of our Board of Directors (except for nominees who are approved by a majority vote of the incumbent Board); or (iii) a merger, reorganization, consolidation, sale or similar transaction in which the persons who owned our outstanding shares prior to the transaction do not beneficially own at least 50% of the outstanding shares of the resulting entity. However, the placement of the Company into receivership by the FDIC, the sale of the Company in an FDIC-assisted transaction or a change in the composition of our Board of Directors at the direction of an agency having supervisory authority over us will not constitute a “change of control” for purposes of the Change of Control Agreements.

The monthly severance payment is calculated as one-twelfth (1/12) of the sum of the following:

•	the executive’s annual base salary immediately prior to the change of control;

•	the average of the aggregate amount of all bonuses paid to the executive during the thirty-six months prior to the change of control;

•	the aggregate amount of all contributions by First Commonwealth for the account of the executive under First Commonwealth’s 401(k) plan during the twelve months prior to the change of control; and

•	the aggregate amount of any contributions by First Commonwealth to the executive’s Non-Qualified Deferred Compensation Plan account during the twelve-months prior to the change of control.

In addition to severance payments, the former executive and his or her family will continue to receive, at the employer’s expense, the same level of medical benefits for up to eighteen (18) months following the occurrence of a qualifying termination.

FIRST Commonwealth ∎ 2025 Proxy Statement	47

Executive Compensation

If the payments and benefits to which the executive is entitled under his or her Change of Control Agreement, either alone or together with any other payments or benefits that he or she is entitled to receive from First Commonwealth, would constitute a “parachute payment” for purposes of section 280G of the Internal Revenue Code, the payments and benefits will be reduced by the minimum amount necessary to result in no portion of the payments and benefits being non-deductible by First Commonwealth and subject to the excise taxes imposed under the Internal Revenue Code for parachute payments.

The following table sets forth the payments and the value of benefits that each such person would have been entitled to receive if a qualifying termination had occurred following a change of control on December 31, 2024:

Name	Severance Period	Aggregate Severance Payments ($)	Value of Health Benefits ($)(1)

T. Michael Price	24 months	2,313,300	43,041

James R. Reske	24 months	1,488,734	51,422

Jane Grebenc	24 months	1,667,356	37,375

Michael P. McCuen	24 months	955,216	43,041

Norman J. Montgomery	24 months	1,294,666	44,653

(1)	Calculated using actual premium costs for 2025 and estimated premium costs for 2026 based on a 15% projected annual increase in premiums.

Employment Agreement with Mr. Price

We entered into an employment agreement with Mr. Price in November 2007 when he joined First Commonwealth as President of First Commonwealth Bank, and we entered into an amended and restated employment agreement with Mr. Price when he assumed the position of Interim President and Chief Executive Officer of the Company effective January 1, 2012. Under the terms of his employment agreement, as amended and restated, Mr. Price is employed for successive one-year terms ending December 31 unless the agreement is terminated by either party upon notice given at least 60 days prior to the end of the current term. The current term of Mr. Price’s employment agreement ends December 31, 2024.

If First Commonwealth terminates Mr. Price’s employment other than for “cause” (as defined below) during the term of the agreement or Mr. Price resigns for “good reason” (as defined below) during the term of the agreement, then First Commonwealth will pay Mr. Price severance in an amount equal to one year’s base salary, subject to the execution of an agreed form of separation agreement and general release by Mr. Price. As used in Mr. Price’s employment agreement: (A) “cause” includes (i) the failure by Mr. Price to comply with any material provision of his employment agreement; (ii) the refusal by Mr. Price to comply with any lawful, written directive from the Board of Directors; (iii) Mr. Price’s failure to perform his duties with the degree of skill and care reasonably to be expected of a professional of his experience and stature after notice and a reasonable opportunity to cure (unless the failure to perform is incapable of being cured); or (iv) any act of dishonesty, fraud or moral turpitude by Mr. Price or the conviction of Mr. Price of a crime which, in the judgment of the Board of Directors, renders his continued employment materially damaging or detrimental to the Company; and (B) “good reason” includes (i) a substantial reduction in Mr. Price’s title, position or responsibilities; (ii) any reduction in Mr. Price’s base salary or a material reduction of benefits (unless such reduction of benefits applies equally to all similarly situated employees of the Company); (iii) the assignment of Mr. Price to a position which requires him to relocate permanently to a site more than fifty (50) miles outside of Indiana, Pennsylvania; or (iv) the assignment to Mr. Price of any duties or responsibilities (other than due to a promotion) which are materially inconsistent with the position of the President and Chief Executive Officer.

48	FIRST Commonwealth ∎ 2025 Proxy Statement

Executive Compensation

The severance amount is payable in equal periodic installments in accordance with the Company’s normal payroll schedule, provided that any installments that would otherwise be payable within six months following Mr. Price’s separation from service will be paid on the day following the six-month anniversary of the separation from service. First Commonwealth will also offer continuation coverage to Mr. Price, as required by COBRA, under First Commonwealth’s group health plan on the terms and conditions mandated by COBRA and will pay the cost of Mr. Price’s COBRA premiums for 12 months following his separation from service.

The employment agreement contains certain covenants which protect the Company during and following the termination of Mr. Price’s employment, including: (i) a non-competition covenant which prohibits Mr. Price from serving in certain capacities with competitive businesses for a period of one year following the termination of his employment; (ii) a provision prohibiting Mr. Price from soliciting or hiring our employees for one year following the termination of his employment; and (iii) customary provisions protecting the confidentiality of Company information and requiring the return of documents and information upon the termination of Mr. Price’s employment.

If we had terminated Mr. Price’s employment without cause on December 31, 2024, or if Mr. Price had terminated his employment with us for good reason on that date, he would have been entitled to severance payments totaling $700,000 and COBRA premiums having an aggregate value of $27,328.

Employment Agreements with Certain Other Executives

We entered into employment agreements with Mr. Reske, Ms. Grebenc and Mr. Karrip at the inception of each executive’s employment with First Commonwealth (each, an “Employment Agreement”). The material terms of the Employment Agreements are substantially identical.

The term of each Employment Agreement renews on the anniversary of the effective date of the Employment Agreement for successive one-year periods unless the Agreement is terminated by either party upon notice given at least 60 days prior to the end of the current term.

If First Commonwealth terminates the executive’s employment other than for “cause” (as defined below) during the term of the agreement or the executive resigns for “good reason” (as defined below) during the term of the agreement, then First Commonwealth will pay the executive severance in an amount equal to the product of (x) one-twelfth (1/12) of his or her base salary multiplied by (y) the greater of (i) twelve months or (ii) the number of months remaining in the term of the employment agreement, subject to the execution of an agreed form of separation agreement and general release by the executive. As used in the Employment Agreement: (A) “cause” includes (i) the failure by the executive to comply with any material provision of the Employment Agreement; (ii) the refusal by the executive to comply with any lawful, written directive from the Board of Directors; (iii) the executive’s failure to perform his or her duties with the degree of skill and care reasonably to be expected of a professional of his or her experience and stature after notice and a reasonable opportunity to cure (unless the failure to perform is incapable of being cured); or (iv) any act of dishonesty, fraud or moral turpitude by executive or the conviction of the executive of a crime which, in the judgment of the Board of Directors, renders his or her continued employment materially damaging or detrimental to the Company; and (B) “good reason” includes (i) a substantial reduction in the executive’s title, position or responsibilities; (ii) any reduction in the executive’s base salary or a material reduction of benefits (unless such reduction of benefits applies equally to all similarly situated employees of the Company); (iii) the assignment of the executive to a position which requires him or her to relocate permanently to a site more than fifty (50) miles outside of a specified location (Indiana, Pennsylvania, in the case of Mr. Reske, and Pittsburgh, Pennsylvania, in the case of Ms. Grebenc or Mr. Karrip); or (iv) the assignment of any duties or responsibilities (other than due to a promotion) which are materially inconsistent with the executive’s principal position.

The severance amount is payable in equal periodic installments in accordance with the Company’s normal payroll schedule, provided that any installments that would otherwise be payable within six months following the executive’s separation from service will be paid on the day following the six-month anniversary

FIRST Commonwealth ∎ 2025 Proxy Statement	49

Executive Compensation

of the separation from service. First Commonwealth will also offer continuation coverage to the executive, as required by COBRA, under First Commonwealth’s group health plan on the terms and conditions mandated by COBRA and will pay the cost of the executive’s COBRA premiums for 12 months following his or her separation from service.

The Employment Agreement contains certain covenants which protect the Company during and following the termination of the executive’s employment, including: (i) a non-competition covenant which prohibits the executive from serving in certain capacities with competitive businesses for a period of one year following the termination of his or her employment; (ii) a provision prohibiting the executive from soliciting or hiring our employees for one year following the termination of his or her employment; and (iii) customary provisions protecting the confidentiality of Company information and requiring the return of documents and information upon the termination of his or her employment.

The table below sets forth the amount of severance and the aggregate value of COBRA premiums to which each executive would be entitled under the terms of his or her Employment Agreement had we terminated his or her employment without cause or had the executive terminated his or her employment for good reason on December 31, 2024:

	Severance $	COBRA Premiums $

James R. Reske	464,000	32,649

Jane Grebenc	508,000	23,730

Michael P. McCuen	439,875	27,328

Ratio of CEO Pay to Median Employee Pay

In accordance with SEC rules, we are reporting the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee. We identified the median employee from among all employees as of December 31, 2024. We used gross earnings as reported for the 2024 tax year as the compensation measure to identify the median employee annualizing the gross earnings for each permanent employee (both full time and part time) who was newly hired during the fiscal year. The median employee’s annual total compensation for comparison to the CEO’s includes such employee’s actual base and variable compensation for 2024, including 401(k) contributions, and matching contributions made by us under First Commonwealth’s 401(k) plan. The CEO’s annual total compensation is the amount reflected for 2024 in the “Total” column of the Summary Compensation Table on page 37.

(A)	Median employee annual total compensation: $56,141

(B)	CEO annual total compensation: $1,661,340

(C)	Ratio of A to B: 1:30

50	FIRST Commonwealth ∎ 2025 Proxy Statement

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires First Commonwealth’s directors and executive officers, and persons who own more than 10% of a registered class of First Commonwealth’s equity securities, to file with the Securities and Exchange Commission (“SEC”) an initial report of ownership and reports of changes in ownership of our common stock and other equity securities of First Commonwealth. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish First Commonwealth with copies of all Section 16(a) forms they file. Based solely on First Commonwealth’s review of the copies of forms received by it, and written and oral representations from its directors, executive officers and greater than 10% shareholders, First Commonwealth is not aware of any late filings or failures to file Section 16(a) forms during 2024.

Other Matters

We know of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

FIRST Commonwealth ∎ 2025 Proxy Statement	51

Related Party Transactions

Any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships between First Commonwealth or any of its subsidiaries and any of First Commonwealth’s executive officers, directors or nominees for election as a director, any person owning more than 5% of First Commonwealth’s common stock or any immediate family member of any of the foregoing persons is considered a “related party transaction” and must be approved or ratified by the Governance Committee in accordance with a written policy adopted by First Commonwealth’s Board of Directors. This policy requires the Governance Committee to review the material facts of any related party transaction and either approve or disapprove the transaction after considering, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. Any director who has an interest in the transaction may not participate in any discussion or approval of the transaction except for the purpose of providing material facts concerning the transaction.

The policy does not apply to the following categories of transactions:

•	transactions that are available to all employees or customers of First Commonwealth generally;

•	transactions involving less than $120,000 when aggregated with all similar transactions; and

•

loans made by First Commonwealth Bank (or any other banking subsidiary of First Commonwealth) in the ordinary course of business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and not involving more than the normal risk of repayment or presenting other unfavorable features.

In addition, certain categories of transactions have been pre-approved under the terms of the policy, including:

•

compensation paid to executive officers of First Commonwealth if either (i) the compensation is required to be reported in First Commonwealth’s proxy statement under the rules of the SEC or (ii) the executive officer is not an immediate family member of another executive officer or director of First Commonwealth and the compensation would be reported in First Commonwealth’s proxy statement if the executive officer was a “named executive officer” (as defined above under “Executive Compensation”) and such compensation has been approved by the Compensation and Human Resources Committee;

•	compensation paid to directors that is required to be reported in First Commonwealth’s proxy statement; and

•	transactions in which all shareholders benefit proportionately (such as the payment of dividends).

First Commonwealth Bank is a party to a lease agreement with SML Limited Partnership, a real estate holding company of which director Luke A. Latimer is a general partner and owns an 85% interest, for the construction and operation of a branch in New Alexandria, PA. The term of the lease expires April 30, 2028 with two additional optional renewal terms of five years each. First Commonwealth Bank paid $117,815 in rent and property taxes under the terms of the lease during 2024. The aggregate base rent payable from January 1, 2025 through the expiration current term is $345,600.

In 2024, certain of our directors and executive officers were customers of, and had banking transactions with, various subsidiaries of First Commonwealth Financial Corporation, including our subsidiary bank First Commonwealth Bank. All relationships between any director or executive officer and First Commonwealth or any of its subsidiaries are conducted in the ordinary course of business. All loans and loan commitments were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not affiliated with us, and did not involve more than the normal risk of repayment nor did they present other unfavorable features. We determined that these loans and loan commitments were performing in accordance with their contractual terms.

52	FIRST Commonwealth ∎ 2025 Proxy Statement

Annual Meeting Information

What matters will be voted upon at the meeting?

At the meeting, you will be asked to consider the following items of business:

•	election to our Board of Directors of the twelve (12) nominees who are named in this proxy statement to serve until the next annual meeting and until their successors are elected and qualified;

•	ratification of the selection of Ernst & Young LLP as our independent auditors for our 2025 fiscal year;

•	approval of a non-binding advisory vote on the compensation of our named executive officers; and

•	any other business that may properly come before the meeting.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy materials?

The SEC notice and access rule allows us to furnish our proxy materials over the internet to our shareholders instead of mailing paper copies of those materials to each shareholder. In accordance with this rule, on or around March 20, 2025 we sent to most of our shareholders by mail or e-mail a notice containing instructions on how to access our proxy materials over the internet and vote online. This notice is not a proxy card and cannot be used to vote your shares. If you received only a notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to on the notice.

We provided some of our shareholders, including shareholders who have previously asked to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a notice that the materials are electronically available over the internet.

What does the Notice of Internet Availability of Proxy Materials look like?

You will get a document titled “Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 29, 2025” containing instructions on how to access the proxy statement and the 2024 Annual Report over the Internet, how to request a printed copy of these materials, and how to vote your shares.

Who can vote?

Shareholders of record on the record date, which was March 3, 2025, may vote at the annual meeting. As of the record date, there were 101,815,963 shares of our common stock outstanding.

How does the Board of Directors recommend I vote on the proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of the twelve (12) nominees who are named in this proxy statement to the Board of Directors;

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors; and

•	“FOR” the advisory vote on named executive officer compensation.

What constitutes a quorum to hold the annual meeting?

The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the record date will constitute a quorum, permitting us to hold the meeting and conduct business. Proxies received but marked as abstentions and broker non-votes (described below under “How do I vote my shares if they are held in the name of my broker?”) will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum.

FIRST Commonwealth ∎ 2025 Proxy Statement	53

Annual Meeting Information

How many votes are required to approve each proposal?

Election of Directors: Directors are elected by a plurality of votes cast, which means that the twelve (12) nominees who receive the highest number of votes will be elected. However, our Corporate Governance Guidelines provide that in the circumstance of an uncontested director election, which is the case for this year’s directors’ election, any director who does not receive a majority of votes cast must promptly tender his or her resignation to the Board. Upon recommendation of the Governance Committee, the Board will determine whether to accept the resignation. Any broker non-votes or abstentions will not be included in the total votes cast and will not affect the director election results.

Ratification of Independent auditors: The ratification of the selection of Ernst & Young LLP as our independent auditors for the 2025 fiscal year will be approved if the proposal receives the affirmative vote of at least a majority of the votes cast by shareholders present, in person or by proxy, at the meeting. Abstentions will not be counted as votes cast either for or against the proposal.

Approval of Named Executive Officer Compensation: The non-binding advisory vote on the compensation of our named executive officers will be approved by the affirmative vote of at least a majority of the votes cast by shareholders present, in person or by proxy, at the meeting. Abstentions and broker non-votes will not be counted as votes cast either for or against the proposal.

How many votes may I cast?

For the election of directors, you are entitled to cast one vote for each share that you held as of the record date for each candidate nominated. Cumulative voting is not permitted.

For each other proposal and any other matter brought before the meeting, you are entitled to one vote for each share that you held as of the record date.

How do I vote?

Whether you are a shareholder of record or a beneficial owner whose shares are held in street name, you can vote any one of four ways:

•	Via the Internet. You may vote by visiting the website and entering the control number found in the Notice, proxy card or voting instruction form.

•	By Telephone. You may vote by calling the toll-free number found in the Notice, proxy card or voting instruction form.

•

By Mail. If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card (if you are a shareholder of record) or voting instruction form (if you are a beneficial owner) and sending it back in the postage-paid envelope provided. If you sign and return a proxy card or voting instruction card but do not mark how your shares are to be voted, the individuals named as proxies will vote your shares, if permitted, in accordance with the Board’s recommendations.

•

At the Annual Meeting. You are encouraged to vote beforehand by Internet, telephone or mail. You also may vote during the Annual Meeting even if you have already voted in advance. If you are a shareholder of record and you plan to attend the live audio webcast of the Annual Meeting, go to www.meetnow.global/MHRWZ65 on the day of the meeting. You will need to enter the control number found on your Notice of Internet Availability, your proxy card or the instructions that accompany your proxy materials to login and vote. If you are the beneficial owner of shares held for you by a broker and you would like to vote your shares electronically at the Annual Meeting, you must register in advance using the instructions below.

54	FIRST Commonwealth ∎ 2025 Proxy Statement

Annual Meeting Information

How do I register to attend the Annual Meeting via live webcast?

If you are a registered shareholder (your shares are registered in your own name with our transfer agent, Computershare), you do not need to register to attend the Annual Meeting via live webcast. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, and you want to vote or ask a question at the Annual Meeting you must register in advance to attend the Annual Meeting via live webcast. Otherwise, you may enter the webcast as a guest. To register to attend the Annual Meeting via live webcast as a shareholder you must submit a legal proxy reflecting your First Commonwealth Financial Corporation holdings along with your name and email address to our transfer agent, Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 22, 2025. You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to us at the following:

•	By Email. Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.

•	By Mail. Send to Computershare, First Commonwealth Financial Corporation Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.

How do I vote my shares if they are held in the name of my broker?

If your shares are held by your broker, you must vote your shares through your broker. You should receive a form from your broker asking how you want to vote your shares. Follow the instructions on that form to give voting instructions to your broker.

If you do not give instructions to your broker with respect to the ratification of Ernst & Young LLP as our independent auditors your broker may vote your shares at its discretion on your behalf. If you do not give instructions to your broker with respect to (1) the election of directors, or (2) the non-binding advisory vote on the compensation of our named executive officers, a “broker non-vote” will occur. The broker non-vote will not be counted and no votes will be cast on your behalf. The voting instruction form will provide instructions for you to return it, including instructions for voting by telephone and the Internet. You may change your vote by submitting new voting instructions to your broker.

How do I revoke a proxy or change my vote?

If you are the record holder of the shares, you may revoke your proxy or change your vote at any time before it is counted at the annual meeting by: (1) notifying our Secretary in writing at 601 Philadelphia Street, Indiana, Pennsylvania 15701; (2) attending the annual meeting and voting in person; or (3) submitting a later dated proxy card. If your shares are held by your broker, you should follow the instructions that the broker provides to you to revoke your proxy or change your vote.

What does it mean if I receive more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Please follow the directions for voting on each of the proxy cards you receive to ensure that all of your shares are voted.

Who pays for the solicitation of proxies?

First Commonwealth pays all costs related to the Company’s solicitation of proxies. We may solicit proxies by mail, or our directors, officers or employees may solicit proxies personally, by telephone, facsimile or the Internet. These persons will not receive any additional compensation for their efforts to solicit proxies. We will request that the notice of annual meeting, this proxy statement, the proxy card and related materials, if any, be forwarded to beneficial owners, and we expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling these materials.

FIRST Commonwealth ∎ 2025 Proxy Statement	55

Requirements for Director Nominations and Shareholder Proposals

Director Nominations, Proposals for Action, and Other Business Brought Before the Annual Meeting

Shareholders may make nominations for the election of directors and other proposals for action at an annual meeting. Under our By-Laws, nominations or other business may be brought before the meeting:

•	Pursuant to our notice of the meeting.

•	By, or at the direction of, a majority of our Board of Directors.

•	By a shareholder who:

•	is a shareholder of record at the time of giving of the notice required by our By-Laws and will be such at the time of the annual meeting; and

•	is entitled to vote at the meeting; and

•	complies with the notice and other procedures set forth in our By-Laws as to such business or nomination.

The By-Law procedures described above are the exclusive means for a shareholder to make nominations or submit other business before the meeting, other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and included in our notice of meeting.

If you would like to include a proposal in our notice of the annual meeting and proxy materials under Rule 14a-8, please see the requirements under “Proxy Proposals Brought Under Rule 14a-8” below.

If you do not want to make a nomination of a director for consideration at our annual meeting, but would like to submit the name of a director candidate to our Board for its consideration, please see “Recommendations of Director Candidates from Shareholders” below. If you follow the process discussed in that section, our Governance Committee will consider your candidate.

Please direct any questions about the requirements or notices in this section to our Corporate Secretary at 601 Philadelphia Street, Indiana, Pennsylvania 15701.

By-Law Requirements for Nominations or Other Business.

If you are a shareholder who would like to nominate candidates for election as directors, or bring other proposals for action at the 2026 Annual Meeting of Shareholders, our By-Laws require that you deliver a notice to the Secretary at our principal executive offices.

To be timely, the notice must be delivered not earlier than the close of business on the 180th day and not later than the close of business on the 150th day prior to the first anniversary of the preceding year’s annual meeting. For the 2026 Annual Meeting of Shareholders, this would mean that timely notice would be delivered between October 31, 2025 and December 1, 2025.

If the date of next year’s annual meeting is more than 30 days before, or 60 days after, April 29, 2026, timely notice must be delivered not earlier than (1) the close of business on the 120th day prior to the date of the 2026 Annual Meeting of Shareholders and not later than (2) the close of business on the later of the 90th day prior to the date of the 2026 Annual Meeting of Shareholders or, if the first public announcement of the date of the 2026 Annual Meeting is less than 100 days prior to the date of the meeting, the 10th day following the day on which we make a public announcement of the meeting date.

56	FIRST Commonwealth ∎ 2025 Proxy Statement

Requirements for Director Nominations and Shareholder Proposals

All notices of nominations for director or other proposals for action must contain, on behalf of the shareholder and beneficial owner, if any, on whose behalf the nomination or proposal is being made, the following information, which is summarized from, and should be read in conjunction with, our By-Laws:

•	The name and address of the shareholder, any beneficial owner, and any affiliates or associates.

•	The number of shares of First Commonwealth stock which are, directly or indirectly, owned beneficially and of record by the shareholder, beneficial owner, affiliates or associates.

•

Disclosure of any indirect, derivative, convertible or other right related to any class or series of shares of First Commonwealth, or any stock borrowings, dividend rights, or proxy or other voting arrangements.

•

Disclosure of any information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act and the rules and regulations promulgated thereunder.

In addition to the information listed above, the following additional information is required for notices of nominations for director:

•

All information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

•	A description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships.

•	A completed and signed questionnaire, representation and agreement as required under our By-Laws.

•

Such other information as may reasonably be required by First Commonwealth to determine the eligibility of such proposed nominee to serve as an independent director of First Commonwealth or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

A notice for a proposal for action other than a nomination for director must include the following information, in addition to the information applicable to all notices as described above:

•

A brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business.

•	The text of the proposal or business (including the text of any resolutions proposed for consideration).

•

A description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder.

The proxies we appoint for the Annual Meeting of Shareholders may exercise their discretionary authority to vote on any shareholder proposal timely received and presented at the meeting. Our proxy statement must advise shareholders of the proposal and how our proxies intend to vote. A shareholder may mail a separate proxy statement to our shareholders, and satisfy certain other requirements, to remove discretionary voting authority from our proxies.

The Chair of the meeting has the power and duty to determine whether a nomination or any business proposed to be brought before the annual meeting was made or proposed in accordance with our By-Laws, and to declare that a defective proposal or nomination be disregarded.

FIRST Commonwealth ∎ 2025 Proxy Statement	57

Requirements for Director Nominations and Shareholder Proposals

Shareholder Proposals for the 2026 Annual Meeting

If you are a shareholder who would like us to include your proposal in our notice of annual meeting and related proxy materials, you must follow SEC Rule 14a-8. In submitting your proposal, our Corporate Secretary must receive your proposal, in writing, at our principal executive offices, no later than November 20, 2025. If you do not follow these procedures, we will not consider your proposal for inclusion in next year’s proxy statement.

In addition, in order to comply with the universal proxy rules, shareholders who intend to solicit proxies for the 2026 Annual Meeting in support of director nominees other than First Commonwealth’s nominees must provide notice to First Commonwealth that sets forth the information required by Exchange Act Rule 14a-19 no later than February 28, 2026.

Recommendations of Director Candidates from Shareholders

If a shareholder recommends a candidate for director in good faith, our Governance Committee will consider it. If you are a shareholder, the Governance Committee will consider your candidate if you follow these procedures. Your recommendation must be in writing and be submitted no later than December 1, 2025.

You must submit your recommendation to the Secretary at our principal executive offices. Your written recommendation must include the following information:

•	The proposed nominee’s name and address.

•

A description of all arrangements or understandings between you, the proposed nominee and any other person or persons regarding the proposed nomination of the director. You must also name such other persons.

•

Any commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other relationships involving the proposed nominee and us or our subsidiaries that may be relevant in determining whether your proposed nominee is independent of our management and eligible to serve on the Board’s Audit, Governance and Compensation and Human Resources Committees, under SEC and NYSE rules, and for the Compensation and Human Resources Committee, under Section 162(m) of the Internal Revenue Code.

•	The educational, professional and employment-related background and experience of your proposed nominee.

•	Any other facts and circumstances that may be relevant in determining whether your proposed nominee is an “audit committee financial expert” under SEC rules.

•	Such other information regarding the proposed nominee as would be required to be included in our proxy materials if the proposed nominee is nominated by our Board.

•	The written consent of the proposed nominee to serve as a director of First Commonwealth Financial Corporation, if elected.

Under current practices, the Governance Committee does not evaluate candidates recommended by a shareholder any differently than candidates recommended by the Governance Committee.

58	FIRST Commonwealth ∎ 2025 Proxy Statement

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers who household proxy materials, may deliver a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Investor Relations, First Commonwealth Financial Corporation, 654 Philadelphia Street, Indiana, PA 15701, or by calling our transfer agent, Computershare Shareowner Services LLC, at 1-866-203-5173.

Annual Report on Form 10-K

A shareholder may obtain a paper copy of this proxy statement, the 2024 Annual Report or any other filing with the SEC without charge by writing to Investor Relations, First Commonwealth Financial Corporation, 654 Philadelphia Street, Indiana, Pennsylvania 15701. Copies of all Company filings with the SEC are available on our website at www.fcbanking.com by following the links to “Investor Relations” and “SEC Filings.”

Accessing Proxy Materials

The SEC allows us to deliver proxy materials to shareholders over the Internet. We believe that this offers a convenient way for shareholders to review our information. It also reduces printing expenses and lessens the environmental impact of paper copies. We provided access to our proxy materials beginning on March 20, 2025. On that day, we mailed the Notice of Availability of Proxy Materials and made our proxy materials available on the Internet.

Any shareholder may access our proxy materials electronically. Upon request, we will continue to provide paper copies of proxy materials to shareholders for the current meeting or for future meetings.

If you hold our shares in street name, we generally cannot mail our materials to you directly. Your broker or bank must provide you with the Notice of Availability of Proxy Materials or the proxy statement and proxy card, and must also explain the voting process to you.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON April 29, 2025: This Notice of Annual Meeting and Proxy Statement and the 2024 Annual Report are available at: www.envisionreports.com/FCF.

FIRST Commonwealth ∎ 2025 Proxy Statement	59

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Your vote matters - here’s how to vote! You may vote online or by phone instead of mailing this card.
Online Go to www.envisionreports.com/FCF or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/FCF

2025 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ __ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

A	Proposals – The Board of Directors recommends a vote FOR all the nominees and FOR Proposals 2 and 3.

1. Election of Directors:									+
	For	Withhold		For	Withhold		For	Withhold
01 - Todd D. Brice	☐	☐	02 - Julie A. Caponi	☐	☐	03 - Ray T. Charley	☐	☐
04 - Gary R. Claus	☐	☐	05 - Jon L. Gorney	☐	☐	06 - Jane Grebenc	☐	☐
07 - David W. Greenfield	☐	☐	08 - Bart E. Johnson	☐	☐	09 - Luke A. Latimer	☐	☐

10 - Aradhna M. Oliphant	☐	☐	11 - T. Michael Price	☐	☐	12 - Stephen A. Wolfe	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Ratify the selection of Ernst & Young LLP as our independent auditors for 2025	☐	☐	☐	3.	Advisory vote to approve named executive officer compensation	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

NOTE: Please sign as your name appears hereon. All joint owners should sign. When signing as an attorney, executor, administrator, corporate officer, trustee, custodian or guardian, please give full title as such. If the shares are held by a corporation or other legal entity, please sign in full corporate or entity name by President or other authorized capacity.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

The 2025 Annual Meeting of Shareholders of First Commonwealth Financial Corporation will be held on

Tuesday, April 29, 2025 at 1:00pm Eastern Time, virtually via a live audio webcast at https://meetnow.global/MHRWZ65.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/FCF

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

FIRST COMMONWEALTH FINANCIAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS - APRIL 29, 2025

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Natalie M. Felix and Lori L. Styers, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of First Commonwealth Financial Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held April 29, 2025 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF FIRST COMMONWEALTH FINANCIAL CORPORATION’S BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the reverse side.)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐

◾

Using a black ink pen, mark your votes with an X as shown in this example.
Please do not write outside the designated areas.

2025 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	Proposals – The Board of Directors recommends a vote FOR all the nominees and FOR Proposals 2 and 3.

1. Election of Directors:									+
	For	Withhold		For	Withhold		For	Withhold
01 - Todd D. Brice	☐	☐	02 - Julie A. Caponi	☐	☐	03 - Ray T. Charley	☐	☐
04 - Gary R. Claus	☐	☐	05 - Jon L. Gorney	☐	☐	06 - Jane Grebenc	☐	☐
07 - David W. Greenfield	☐	☐	08 - Bart E. Johnson	☐	☐	09 - Luke A. Latimer	☐	☐

10 - Aradhna M. Oliphant	☐	☐	11 - T. Michael Price	☐	☐	12 - Stephen A. Wolfe	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Ratify the selection of Ernst & Young LLP as our independent auditors for 2025	☐	☐	☐	3.	Advisory vote to approve named executive officer compensation	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

NOTE: Please sign as your name appears hereon. All joint owners should sign. When signing as an attorney, executor, administrator, corporate officer, trustee, custodian or guardian, please give full title as such. If the shares are held by a corporation or other legal entity, please sign in full corporate or entity name by President or other authorized capacity.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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∎	1 U P X	6 4 1 7 1 5	+

      043IFB

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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FIRST COMMONWEALTH FINANCIAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS - APRIL 29, 2025

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Natalie M. Felix and Lori L. Styers, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of First Commonwealth Financial Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held April 29, 2025 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF FIRST COMMONWEALTH FINANCIAL CORPORATION’S BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the reverse side.)